SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ⌧
Filed by a Party other than the Registrant ◻
Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to § 240.14a-12
Rapid7, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply)

⌧	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 21, 2022
To our stockholders:
We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Rapid7, Inc. to be held virtually on Thursday, June 9, 2022 at 10:00 a.m., Eastern Time. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.meetnow.global/MZZTQDM and entering your control number (included on the notice regarding availability of proxy materials mailed to you).
Details regarding the Annual Meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2021 Annual Report. The notice contains instructions on how to access those documents online. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2021 Annual Report and a form of proxy card or voting instruction card. We believe that providing our proxy materials online increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy online or by telephone by following the instructions on the notice you received, or, if you receive a paper copy of our proxy materials by mail, by completing and returning the proxy card or voting instruction card mailed to you. Please review the instructions for each of your voting options described in this proxy statement as well as in the notice you received in the mail carefully.
Thank you for your ongoing support of and continued interest in Rapid7. We look forward to seeing you at the Annual Meeting.
Sincerely,

Corey Thomas
Chief Executive Officer and Chairman of the Board of Directors

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including, but not limited to, statements regarding our diversity, equity and inclusion efforts, sustainability initiatives and strategy, business plans and focus, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2021 Annual Report on Form 10-K.

RAPID7, INC.
120 Causeway Street
Boston, Massachusetts 02114
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 9, 2022
To the Stockholders of Rapid7, Inc.:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Rapid7, Inc., a Delaware corporation (the “Company”) will be held virtually on Thursday, June 9, 2022 at 10:00 a.m., Eastern Time. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.meetnow.global/MZZTQDM, and entering your control number (included on the Notice Regarding the Availability of Proxy Materials mailed to you). The purpose of the Annual Meeting will be the following:

1.	To elect the six (6) nominees for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2023 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

4.	To conduct any other business properly brought before the Annual Meeting (including adjournments, continuations and postponements thereof).
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 13, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,
Raisa Litmanovich
General Counsel and Corporate Secretary
Boston, Massachusetts
April 21, 2022

Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote during the live webcast if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you may vote online or as is otherwise provided in the Notice you receive from your broker, bank, or other nominee.

RAPID7, INC.
120 Causeway Street
Boston, Massachusetts 02114
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 9, 2022
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
We are providing you with these proxy materials because the Board of Directors of Rapid7, Inc. (the “Board”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Rapid7, Inc. (the “Company”), including at any adjournments or postponements thereof, to be held on Thursday, June 9, 2022 at 10:00 a.m., Eastern Time, via live audio webcast at www.meetnow.global/MZZTQDM. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), are first being distributed and made available on or about April 21, 2022.
As used in this Proxy Statement, references to “we,” “us,” “our,” “Rapid7” and the “Company” refer to Rapid7, Inc. and our consolidated subsidiaries. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.
The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, proxy card and 2021 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting of Stockholders, this Proxy Statement and 2021 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to mail the Notice on or about April 21, 2022 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and our 2021 Annual Report will be made available to stockholders on the Internet on the same date.

Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice on or after May 2, 2022.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on April 13, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 58,241,438 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 13, 2022, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 13, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are three matters scheduled for a vote:

•	Proposal 1: Election of six directors to hold office until the 2023 Annual Meeting of Stockholders;

•	Proposal 2: Ratification of selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	Proposal 3: Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules.
You may either vote “FOR” all the proposed nominees to the Board or you may “WITHHOLD” your vote for any nominee you specify. Proxies cannot be voted for a greater number of persons than the nominees named in this Proxy Statement. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote at the Annual Meeting?
Stockholders of record at the close of business on April 13, 2022 will be able to attend the Annual Meeting, vote, and submit questions during the Annual Meeting by visiting www.meetnow.global/MZZTQDM at the meeting date and time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 9:30 a.m., Eastern Time. The information needed to access the virtual Annual Meeting from the website is below:
Username:     15-digit control number located in the shaded bar on the Notice you receive or on the proxy card

Have the Notice or proxy card in hand when you access the website and then follow the instructions. If you are a stockholder of record, you are already registered for the virtual meeting. If you hold your shares beneficially in street name, you must register in advance to attend the virtual meeting, vote, and submit questions. To register in advance you must obtain a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare. Requests for registration should be directed to Computershare by email at legalproxy@computershare.com or by mail at:

Computershare
Rapid7 Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 6, 2022.
Stockholders of record and beneficial owners who duly registered to attend the Annual Meeting will be able to vote their shares and submit questions at any time during the virtual meeting by following the instructions on the website above.
If you have technical difficulties or trouble accessing the virtual meeting at any time after online access commences at 9:30 a.m., Eastern Time, on the date of the Annual Meeting, please access the support link provided on the meeting website or call 1-888-724-2416 or 1-781-575-2748.
Even if you plan to attend the virtual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
Can I ask questions at the Annual Meeting?
Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments. If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.meetnow.global/MZZTQDM as described above and typing your question in the box in the Annual Meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.
How do I vote without attending the Annual Meeting?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy over the telephone, through the Internet or using a proxy card that you may request or that we may elect to deliver at a later time.

•	To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial the number found on the Notice or the printed proxy card that may be delivered to you using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card.

•	To vote through the Internet, go to www.envisionreports.com/RPD to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by telephone, through the Internet, by requesting and returning a printed proxy card or by submitting a ballot at the Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 13, 2022.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the printed proxy card that may be delivered to you or at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the six nominees for director, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and “FOR” the advisory approval of named executive officer compensation. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. Proposals 1 and 3 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Rapid7, Inc., 120 Causeway Street, Boston, Massachusetts 02114.

•	You may attend the Annual Meeting and vote as described above. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current proxy card, or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent to change those instructions.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, you must submit your proposal, in writing, by December 22, 2022, to our Corporate Secretary c/o Rapid7, Inc., 120 Causeway Street, Boston, Massachusetts, 02114, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Pursuant to our bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2023 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on March 10, 2023 nor earlier than the close of business on February 9, 2023. However, if our 2023 Annual Meeting of Stockholders is not held between May 10, 2023 and July 7, 2023, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What are “broker non-votes”?
If you are the beneficial owner of shares held in “street name,” your shares may constitute “broker non-votes.” Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other securities intermediary holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other securities intermediary can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules of NYSE, which generally apply to all brokers, bank or other securities intermediaries, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only Proposal 2 is considered a “routine” matter for this purpose and brokers, banks or other securities intermediaries generally have discretionary voting power with respect to such proposal. Proposals 1 and 3 are not considered routine matters, and without your instructions, your broker cannot vote your shares for those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1 to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; and with respect to Proposals 2 and 3 votes “FOR,” “AGAINST” and abstentions and, if applicable, broker non-votes.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors
Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. The nominees receiving the most “FOR” votes will be elected as directors; withheld votes will have no effect.
			No effect	No effect
2	Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm	“FOR” votes from the holders of a majority of shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on this proposal.	Against	Likely not applicable(1)
3	Advisory Approval of the Compensation of our Named Executive Officers	“FOR” votes from the holders of a majority of shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on this proposal.	Against	No effect

(1)	This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person, by remote communication or represented by proxy. On the record date, there were 58,241,438 shares outstanding and entitled to vote. Thus, the holders of 29,120,719 shares must be present in person, by remote communication or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
Prior to our Annual Meeting of Stockholders held on June 3, 2020, our certificate of incorporation and bylaws provided for a classified board of directors consisting of three classes with staggered terms, with each class elected for a term of three years to succeed those directors whose terms expire at the annual meeting date. At our 2020 Annual Meeting of Stockholders, our stockholders approved an amendment to our certificate of incorporation to phase out our classified board commencing with the 2021 Annual Meeting of Stockholders, which was filed with the Secretary of State of Delaware on June 3, 2020. Our board of directors also amended our bylaws to make corresponding modifications.
In accordance with our certificate of incorporation and bylaws, as amended, each director elected prior to the 2021 Annual Meeting of Stockholders holds office until the annual meeting to be held in the third year following the year of his or her respective election and until his or her successor is duly elected and qualified, unless he or she dies, resigns, retires or is removed from office prior to such time. Each director elected at each annual meeting of stockholders commencing with the 2021 Annual Meeting of Stockholders will hold office for a term of one year, expiring at the next annual meeting of stockholders and until his or her respective successor is duly elected and qualified, unless he or she dies, resigns, retires or is removed from office prior to such time.
The Board presently has nine members. There are six directors whose term of office expires in 2022: Michael Berry, Marc Brown, Christina Kosmowski, Benjamin Nye, Reeny Sondhi and Corey Thomas. Our Board has nominated Mses. Kosmowski and Sondhi, and Messrs. Berry, Brown, Nye and Thomas for re-election at the Annual Meeting and if elected at the Annual Meeting, each of these nominees would serve until the 2023 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees for election at the Annual Meeting was recommended for election by the Nominating and Corporate Governance Committee and is currently serving as a director of the Company.
It is our policy to invite directors and nominees for director to attend the Annual Meeting. Five of our directors serving at the time of our 2021 Annual Meeting of Stockholders attended that meeting.
Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Directors are elected by a plurality of the votes of the holders of shares present in person, by remote communication or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we will propose. Each nominee has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following table sets forth the names, ages as of April 21, 2022, and certain other information for each of the nominees to be elected and for each continuing director whose terms do not expire at the Annual Meeting.

Name	Class	Age	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Committee Membership
						AC	CC	NCGC
1. Director Nominees
Michael Berry	III	59	2012	2022	2023	C
Marc Brown	III	57	2016	2022	2023		●
Christina Kosmowski	III	45	2019	2022	2023
J. Benjamin Nye(1)	I	56	2008	2022	2023		C	●
Reeny Sondhi	I	49	2020	2022	2023	●
Corey Thomas(2)	I	46	2012	2022	2023
2. Continuing Directors
Judy Bruner	II	63	2016	2023	—	●
Benjamin Holzman	II	47	2008	2023	—			C
Tom Schodorf	II	64	2016	2023	—		●
(1) Lead Independent Director						● - Member		C - Chair
(2) Chairman of the Board
AC - Audit Committee
CC - Compensation Committee
NCGC - Nominating and Corporate Governance Committee
Our Board believes that directors who provide a significant breadth of experience, knowledge, and abilities in areas relevant to our business, while also representing a diversity of age, gender and ethnicity, contribute to a well-balanced and effective Board. The following charts demonstrate our Board’s commitment to Board refreshment and to having diverse and independent perspectives in the boardroom.

The following table presents our Board diversity statistics in accordance with Nasdaq Listing Rule 5605(f), as self-disclosed by our directors.

Board Diversity Matrix (as of April 21, 2022)
Board Size:
Total Number of Directors	9
Gender Identity:	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	6	—	—
Demographic Background:
African American or Black	—	2	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	2 (1)
(1) Two directors did not disclose demographic information related to LGBTQ+ status.
Director Nominees
Michael Berry has served as a member of our Board since November 2012. Mr. Berry currently serves as Executive Vice President and Chief Financial Officer for NetApp, Inc., a position he has held since March 2020. From February 2017 to March 2020, he served as Executive Vice President and Chief Financial Officer for McAfee LLC. He also serves on the board of directors of FinancialForce.com, Inc., a cloud-based applications company, and as chair of its audit committee. Mr. Berry received a B.A. in finance from Augsburg College and an M.B.A. in finance from the University of St. Thomas. Our Board believes that Mr. Berry’s financial expertise and experience in the software and technology industries qualify him to serve on our Board.
Marc Brown has served as a member of our Board since July 2016. In October 2020, Mr. Brown was named as the Global Head of EQT AB's Growth Equity Fund. Previously, from January 2000 to October 2020, Mr. Brown was employed by Microsoft Corporation, where he most recently served as the Corporate Vice President, Corporate Development, Global Head of M&A and Strategic Investments. Mr. Brown also serves as a director of Datto Holding Corp., a publicly traded software company offering IT solutions for managed service providers, and as a member of its audit and mergers and acquisitions committee. He received an A.B. from Colgate University, an M.B.A. from the New York University – Leonard N. Stern School of Business and a J.D. from Georgetown University Law Center. Our Board believes that Mr. Brown’s extensive experience with corporate strategy, development and M&A activities in the software and technology industry qualifies him to serve on our Board.
Christina Kosmowski has served as a member of our Board since July 2019. Ms. Kosmowski currently serves as the Chief Executive Officer of LogicMonitor Inc., which she joined in January 2021. Previously, Ms. Kosmowski was employed from February 2017 to January 2021 by Slack Technologies, Inc., where she served as the Global Head of Customer Success and Services. Ms. Kosmowski also serves as a director of Poema Global Holding Corp., a special purpose acquisition company, and as a member of its compensation committee and nominating and corporate governance committee. Ms. Kosmowski holds a B.S. in Industrial Engineering from Northwestern University. Our Board believes that Ms. Kosmowski’s experience as an executive with focus on customer experience in the technology industry qualifies her to serve on our Board.
J. Benjamin Nye has served as a member of our Board since August 2008 and as our lead independent director since February 2019. Mr. Nye is a Senior Advisor of the technology and infrastructure investing efforts for Bain Capital Venture Partners, LLC, which he joined in October 2004. From September 2013 until January 2022, Mr. Nye also served as the Chief Executive Officer of Turbonomic, Inc., a software company that provides virtualization management solutions for control cloud and virtualized environments, including through its acquisition by IBM Corporation. Mr. Nye received a B.A. in government from Harvard College and an M.B.A. from Harvard Business School. Our Board believes that Mr. Nye’s financial and business expertise, including his experience in managing and directing technology companies, qualifies him to serve on our Board.
Reeny Sondhi has served as a member of our Board since August 2020. Ms. Sondhi currently serves as the Chief Security Officer of Autodesk, Inc., a position she has held since July 2018. Previously, she was Autodesk’s Vice President, Chief of Product and Cloud Security from August 2015 to July 2018. Ms. Sondhi holds a B.S. in electronics engineering from Government Engineering College, Bhopal and a post graduate diploma in management from the Institute of Management Development and Research. Our Board believes that Ms. Sondhi’s experience in information and network security at a large public company qualifies her to serve on our Board.
Corey Thomas has served as our Chief Executive Officer and as a member of our Board since October 2012. He was appointed as Chairman of our Board in February 2019. He currently serves on the board of directors of LPL Financial Holdings Inc., a publicly traded financial services company, and as a member of its audit committee. Mr. Thomas also serves on the board of directors of Blue Cross Blue Shield of Massachusetts and as a member of its audit and health care quality and affordability committees. Mr. Thomas also serves on the board of directors of Catalyst Partners Acquisition Corp., a special purpose acquisition company, as a member of its audit, compensation and nominating and corporate governance committees. Mr. Thomas received a B.E. in electrical engineering and computer science from Vanderbilt University and an M.B.A. from Harvard Business School. Our Board believes that Mr. Thomas’ financial and business expertise and his daily insight into corporate matters as our Chief Executive Officer qualify him to serve on our Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Continuing Directors
Judy Bruner has served as a member of our Board since October 2016. Ms. Bruner most recently served as the Executive Vice President, Administration and Chief Financial Officer of SanDisk Corp, a supplier of flash storage products, from June 2004 until May 2016, when SanDisk was acquired by Western Digital. Ms. Bruner currently serves on the board of directors of Applied Materials, Inc., a publicly traded semiconductor equipment manufacturer and as chair of its corporate governance and nominating committee and as chair of its audit committee. Ms. Bruner also serves on the board of directors of Seagate Technology plc, a publicly traded provider of storage solutions, and as chair of its audit committee and a member of its nominating and governance committee. Ms. Bruner also serves on the board of directors of Qorvo, Inc., a publicly traded manufacturer of radio frequency solutions, and as a member of its audit committee and a member of its nominating and governance committee. Ms. Bruner previously served on the board of directors of Brocade Communications Systems, Inc., a publicly traded data and storage networking products company, from January 2009 to November 2017 and served as chair of its audit committee. She also previously served on the board of directors of Varian Medical Systems, Inc., a publicly traded manufacturer of medical devices and software, from August 2016 to April 2021 and as chair of its audit committee and a member of its ethics and compliance committee. Ms. Bruner received a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from the University of Santa Clara. Our Board believes that Ms. Bruner’s financial and business expertise, including her experience in financial management with a range of technology companies qualifies her to serve on our Board.
Benjamin Holzman has served as a member of our Board since August 2008. Mr. Holzman has served as Chief Financial Officer for Artemis Health Inc. from 2019 to 2021. Mr. Holzman has also previously served in other executive capacities, including as the Chief Operating Officer for MX Technologies, Inc. from 2018 to 2019. His previous experience includes being an investor in venture capital and growth equity while serving as a Managing Director at Bain Capital Venture Partners, LLC, where he served on the boards of several technology companies. Mr. Holzman received a B.S.E. in biomedical and electrical engineering from Duke University and an M.B.A. from the MIT Sloan School of Management. Our Board believes that Mr. Holzman’s extensive experience with a wide range of technology companies qualifies him to serve on our Board.
Tom Schodorf has served as a member of our Board since July 2016. Mr. Schodorf currently serves on the board of directors of Tufin Software Technologies Ltd., a publicly traded security policy management company, and as a member of its audit committee. Mr. Schodorf has previously served as the Senior Vice President, Field Operations of Splunk Inc., a provider of log-management and analytic-systems software, from October 2009 to March 2015. Mr. Schodorf received a B.S.B.A. from The Ohio State University and an M.B.A. from the University of Dayton. Our Board believes that Mr. Schodorf’s experience as an executive in the technology industry qualifies him to serve on our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
In making this determination, our Board receives information annually from each of our directors regarding each director’s business and personal activities as they relate to us and our management. Each director completes a detailed questionnaire that provides information about relationships that might affect the determination of his or her independence. The Board then takes into account all known relevant facts and circumstances concerning any relationship bearing on the independence of a director or nominee. This process includes evaluating whether any identified relationship otherwise adversely affects a director’s independence and affirmatively determining that the director has no material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mses. Bruner, Kosmowski and Sondhi, and Messrs. Berry, Brown, Holzman, Nye and Schodorf. Mr. Thomas is not an independent director by virtue of his employment with us.
Board Leadership Structure
Corey Thomas serves as our Chairman and Chief Executive Officer and J. Benjamin Nye serves as our lead independent director. The Board believes that our current leadership structure is effective, efficient and in the best interest of Rapid7 and our stockholders.
Under our Corporate Governance Guidelines, our Board may separate or combine the roles of Chairman and Chief Executive Officer when and if it believes it advisable and in the best interest of Rapid7 and its stockholders to do so. The Board believes that Mr. Thomas’ role as Chairman promotes a number of important objectives. Since he is the director with the deepest familiarity with our business and is best positioned to lead the execution of our key strategies, his service as Chairman adds a substantial strategic perspective while at the same time providing important continuity to Board leadership. Based on this, the Board has concluded that his continuing service as Chairman remains in the best interests of stockholders.
In addition, having Mr. Nye as our lead independent director strengthens the Board’s overall independence and oversight of our business and enhances the Board's communication and effectiveness. Mr. Nye is an active lead independent director. As lead independent director, Nye’s responsibilities set forth under our Corporate Governance Guidelines include:

•	establish the agenda for meetings of the independent directors;

•	preside over meetings of the independent directors;

•	preside over any portions of meetings of the Board evaluating the performance of the Board;

•	coordinate the activities of the other independent directors; and

•	perform such other duties specified by the Board from time to time.
Mr. Nye is involved in our Chief Executive Officer succession planning and performance evaluation, as well as our annual Board and Committee self-evaluations, with the other members of the Compensation Committee and Nominating and Corporate Governance Committee.
In addition, we have a separate chair for each committee of the Board. At each regular Board meeting, the chairs of each committee are expected to report to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case. Our Bylaws and Corporate Governance Guidelines provide the Board with flexibility to make determinations as circumstances require and in a manner that it believes is in the best interests of the Company. The Board will continue to evaluate our leadership structure periodically and make changes in the future as it deems appropriate.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including risks pertaining to financial accounting, investment, capital structure, tax, information technology and cyber security matters. The Audit Committee also monitors compliance with legal and regulatory requirements and our cyber security strategy and governance framework to continually assess risk. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the chair of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
Meetings of the Board of Directors
The Board of Directors met seven times during 2021. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director under Nasdaq standards. Below is a description of each of our standing committees.
In addition to our standing committees, our Board formed an Operations Committee in October 2016 to work with our management on a comprehensive review of our operations. Each of our committees has authority to engage experts, advisors or consultants, as it deems appropriate to carry out its responsibilities.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee meets regularly with and without the Company's internal auditor and independent registered public accounting firm in separate executive sessions. The Audit Committee evaluates the performance of and assesses the qualifications of the Company’s independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or disapproves transactions between the Company and any related persons; confers with management, and the Company’s independent registered public accounting firm, as appropriate, regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee also monitors compliance with legal and regulatory requirements and our guidelines and policies with respect to risk management and risk assessment, including risks pertaining to financial accounting, investments, capital structure, tax, information technology and cyber security matters.
The Audit Committee is currently composed of three directors: Mr. Berry and Mses. Bruner and Sondhi. Mr. Berry is the chair of the Audit Committee. The Audit Committee met five times during 2021. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investors.rapid7.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as independence is currently defined under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act).
The Board has also determined that each of Mr. Berry and Ms. Bruner qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made qualitative assessments of the respective levels of knowledge and experiences of each of Mr. Berry and Ms. Bruner based on a number of factors, including their formal education and experiences as chief financial officers for publicly and privately held companies. This designation does not impose on Mr. Berry or Ms. Bruner any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee of the Board of Directors has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Respectfully submitted,
Michael Berry
Judy Bruner
Reeny Sondhi
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is currently composed of three directors: Messrs. Brown, Nye and Schodorf. Mr. Nye is the chair of the Compensation Committee. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met four times during 2021. The Board has adopted a written Compensation Committee charter that is available to our stockholders on our website at http://investors.rapid7.com.
The Compensation Committee acts on behalf of the Board to review, adopt and approve the Company’s compensation strategy, policies, plans and programs, including:

•
reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

•	reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to non-employee members of the Board;

•	evaluating and approving the compensation plans and programs advisable for us, as well as evaluating and approving the modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to us;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for our executive officers and, as appropriate, other senior management;

•	administration of our equity compensation plans, pension and profit-sharing plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plan and programs; and

•	reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.
The Compensation Committee reviews annually with management the Compensation Discussion and Analysis and considers whether to recommend that it be included in our Annual Report on Form 10-K, proxy statements and other filings.
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The Compensation Committee also meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, nor is present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The Compensation Committee has delegated to Mr. Thomas the authority to grant restricted stock units awards to employees (other than executive officers) and consultants within specified guidelines and procedures set by the Compensation Committee.
The specific determinations of the Compensation Committee with respect to executive compensation for the year ended December 31, 2021, as well as the role of the compensation consultant in assisting with those determinations, are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Respectfully submitted,

Marc Brown
J. Benjamin Nye
Thomas Schodorf
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for identifying and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates to the Board, making recommendations to the Board regarding the membership of the committees of the Board, overseeing the annual self-assessment process for the Board and its committees, developing a set of corporate governance principles for us and overseeing the Company's corporate environmental, social and governance programs (“ESG”) and policies.
The Nominating and Corporate Governance Committee is currently composed of two directors: Messrs. Holzman and Nye. Mr. Holzman is the chair of the Nominating and Corporate Governance Committee. All members of the Nominating and

Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met two times during 2021. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investors.rapid7.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Rapid7, Inc., 120 Causeway Street, Boston, Massachusetts 02114 at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications with the Board of Directors
Stockholder communications will be reviewed by the Corporate Secretary of the Company, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters, which are immediately directed to the chair of the Audit Committee.

Corporate Governance
Stockholder Communication and Recent Enhancements to Corporate Governance Practices
We strive to maintain strong corporate governance practices that promote the long-term interests of the Company and our stockholders, and we believe that regular, transparent stockholder engagement is an essential component to the ongoing review of our corporate governance practices. In recent years, we have made a number of enhancements to our corporate governance practices and disclosures in response to stockholder feedback, including declassifying our Board, eliminating supermajority voting provisions from our governance documents, and enhancing disclosures regarding our Board composition and our ongoing diversity and inclusion efforts. Most recently, in response to stockholders’ request that we enhance our ESG disclosures and publish a report covering a variety of ESG topics, we published our Social Good Report in April of 2022. We intend to continue to engage with stockholders and consider their views on our corporate governance practices, ESG practices and other topics of interest. For more information regarding our stockholder engagement process, see the section of this Proxy Statement entitled “Commitment to Stockholder Engagement.”
Code of Ethics
We have adopted the Rapid7 Code of Business Conduct that applies to all of our officers, directors, employees and independent contractors. The Code of Business Conduct is available on our website. If we make any substantive amendments to the Code of Business Conduct or we grant any waiver from a provision of the Code of Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website.

Rapid7 for Social Good

We believe we have a responsibility to the communities and the environment in which we operate, and that long-term value creation and driving positive social impact are complementary. While closing the security achievement gap for our customers, we strive to conduct our business in ways that are principled, transparent and accountable to stockholders and other stakeholders. To that end, we established a management-level committee devoted to driving ESG improvements and implemented a periodic review of ESG activities and programs at the Board level by our Nominating and Corporate Governance Committee. In 2020, we joined the United Nations Global Compact to support and express our commitment to adhering to the principles of the United Nations Global Compact related to human rights, labor, environment, and anti-corruption. In 2021, we published our Diversity, Equity and Inclusion-2020 Annual Report and in April of 2022, we published our first Social Good Report, which can be found on the “ESG” section of our website.

What follows are some areas of focus in the ESG efforts we have undertaken:
Diversity, Equity and Inclusion
We believe that a company culture focused on diversity and inclusion is a key driver of creativity and innovation and that diverse and inclusive teams make better business decisions, which ultimately drive better business outcomes. We are committed to recruiting, retaining and developing high-performing, innovative and engaged employees with diverse backgrounds and experiences. Several years ago, we set out to ensure we were creating a more diverse workforce population, while simultaneously ensuring we are creating the best possible environment for everyone to thrive. Specifically, we sought to increase the number of under-represented groups (in particular women and people of color) to 50% of the employee base in the United States. Having achieved this goal, we have since adapted our focus towards increasing our global population of women from 29% as of December 31, 2020 to 35% by December 31, 2022. Additionally, we are investing in our recruiting and retention of employees who identify as Black, LatinX or multi-racial, with the intent to increase our U.S. population of this demographic from 13% as of December 31, 2020 to 18% by December 31, 2022. We undertook several initiatives to promote transparency, including by publishing our workforce demographic data and increasing thoughtful discussions across the Company, which included holding unconscious bias training for our employees. In addition, we scaled up our efforts to recruit under-represented groups through referrals and the expansion of our recruiting pipeline beyond the traditional networks from which we previously recruited.

We are also focused on identifying and promoting diverse leaders throughout the organization at all levels and signed the Corporate Parity Pledge, which includes, among other things, a commitment to interview at least one woman and one person of color for every open role at the vice president level and above. We have also directed our talent acquisition team to take the further step of interviewing at least one woman and/or person of color for every role we hire for.

We continue to focus on diversity, equity, and inclusion, because we believe that in doing so, these efforts create a workforce as diverse as our customer base and the communities we serve, and ultimately put us in a better position to drive stronger business results. We have been identified as one of the best places to work in Boston every year for over ten years and for four years in a row have been recognized by Bloomberg in its Gender-Equality Index, as an organization transparent in our commitment to gender equality.
Community Involvement & The Rapid7 Cybersecurity Foundation
We give back to the communities where we live and work, and believe that this commitment helps in our efforts to attract and retain employees. We partner with a variety of STEM and inclusion-focused programs to promote technology education for all. Beyond contributions of cash, we encourage employee volunteerism at all our locations. In 2021, working with the Tides Foundation, we paid out nearly $300,000 to organizations, principally those engaged in helping create a more diverse and inclusive technology workforce through the Rapid7 for Good Fund. In 2021, we also formed the Rapid7 Cybersecurity Foundation (the “Foundation”). The Foundation’s mission, which aligns closely to that of Rapid7, is to help close the cybersecurity achievement gap by promoting a more diverse and inclusive cyber workforce, supporting free and open cybersecurity solutions, and advocating for those that often lack a voice in advancing security. Rapid7 seeded the Foundation with $1 million.
Environment
We believe that cybersecurity works best when individuals, companies and the government work together to achieve results. So too, is our perspective on environmental sustainability. In 2020, we formed a management-level Environmental Sustainability Committee with the goal of reviewing our business impact in the wider context of the environment. That Committee published our Environmental Sustainability Policy, which enumerates our commitments to comply with applicable environmental laws and regulations and to integrate environmental responsibilities into our daily operations. Our Environmental Sustainability Committee meets regularly to discuss how we continue to improve our approach. In particular, we identify and measure the most material environmental impacts of our operations. We recently worked with a third party to audit our Scope 1, 2 and 3 greenhouse gas emissions and intend to establish targets in 2022 to reduce our carbon footprint.

For additional information on our various efforts related to Environmental, Social and Governance, please visit the “ESG” section of our website. The contents of our website are referenced for general information only and are not incorporated by reference in this Proxy Statement.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has been engaged by the Audit Committee to audit our financial statements since 2013. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of the holders of a majority of the shares present in person, by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2021 and 2020 by KPMG LLP.

	Year Ended December 31,
	2021	2020
Audit Fees(1)	$1,910,000	$1,857,000
Audit-Related Fees	-	-
Tax Fees(2)	$116,708	$53,206
All Other Fees(3)	$2,500	$2,430
Total Fees	$2,029,208	$1,912,636

(1)
Represents fees billed for professional services provided to us in connection with (a) the audit of our annual consolidated financial statements, (b) the review of our quarterly consolidated financial statements and (c) other regulatory filings. The Audit Fees in the year-ended December 31, 2021 include fees related to (1) acquisition activity in 2021 and (2) the issuance of our 0.25% Convertible Senior Notes due in 2027. The Audit Fees in the year-ended December 31, 2020 include fees related to (1) acquisition activity in 2020 and (2) the issuance of our 2.25% Convertible Senior Notes due in 2025.

(2)	Represents fees billed for professional services provided for tax compliance, advice and planning.

(3)	Represents fees billed for access to online accounting research software applications and data.

All auditor fees must be approved by our Audit Committee and all fees described above were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The Board recognizes the interests our investors have in the compensation of our named executive officers. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the related narrative disclosure, is hereby APPROVED.”
Because the vote is advisory, the result will not be binding on the Board, the Compensation Committee or us. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory (non-binding) approval of Proposal 3 requires the approval of the holders of a majority of shares present in person, by remote communication or represented by proxy and entitled to vote at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2022 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
Our calculation of the percentage of beneficial ownership is based on 58,241,227 shares of common stock outstanding on March 31, 2022. Shares of common stock issuable under stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 and shares of common stock underlying restricted stock unit awards that are vested as of March 31, 2022 or will vest within 60 days of March 31, 2022 are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding these options or restricted stock unit awards and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.
This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise noted below, the address for persons listed in the table is c/o Rapid7, Inc., 120 Causeway Street, Boston, Massachusetts 02114.

	Number of Shares Beneficially Owned (#)	Percent of Shares Beneficially Owned (%)
5% Stockholders:
Entities affiliated with The Vanguard Group, Inc.(1)	5,185,065	8.9
Entities affiliated with BlackRock, Inc.(2)	4,690,116	8.1
Entities affiliated with Wellington Management Group LLP(3)	3,822,531	6.6
Entities affiliated with FMR LLC(4)	2,644,724	4.5

Named Executive Officers and Directors:
Corey Thomas(5)	1,296,593	2.2
Jeffrey Kalowski	58,228	*
Andrew Burton(6)	62,530	*
Christina Luconi(7)	29,650	*
Lee Weiner(8)	42,219	*
Michael Berry	3,417	*
Marc Brown(9)	78,518	*
Judy Bruner	31,859	*
Benjamin Holzman(10)	43,352	*
Christina Kosmowski	7,264	*
J. Benjamin Nye	52,352	*
Tom Schodorf(11)	53,553	*
Reeny Sondhi	1,929	*
All current executive officers and directors as a group (12 persons)(12)	1,661,017	2.8

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	The information shown is as of December 31, 2021 and is based upon disclosures filed on a Schedule 13G/A on February 10, 2022 by The Vanguard Group - 23-1945930, which reported shared voting power over 106,456 shares, sole dispositive power over 5,030,831 shares and shared dispositive power over 154,234 shares. The address of The Vanguard Group—23-1945930 is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(2)	The information shown is as of December 31, 2021 and is based upon disclosures filed on a Schedule 13G/A on February 3, 2022 by BlackRock, Inc., which reported sole voting power over 4,578,859 shares and sole dispositive power over 4,690,116 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)	The information shown is as of December 31, 2021 and is based upon disclosures filed on a Schedule 13G/A on February 4, 2022 (i) by Wellington Management Group LLP, which reported shared voting power over 2,941,422 shares and shared dispositive power over 3,822,531 shares; (ii) by Wellington Group Holdings LLP, which reported shared voting power over 2,941,422 shares and shared dispositive power over 3,822,531 shares; (iii) by Wellington Investment Advisors Holdings LLP, which reported shared voting power over 2,941,422 shares and shared dispositive power over 3,822,531 shares; and (iv) by Wellington Management Company LLP, which reported shared voting power over 2,613,223 shares and shared dispositive power over 2,999,185 shares. The address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02110.

(4)	The information shown is as of December 31, 2021 and is based upon disclosures filed on a Schedule 13G/A on February 9, 2022 by FMR LLC, which reported sole voting power over 467,585 shares and sole dispositive power over 2,644,724 shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.

(5)	Includes (i) 849,715 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022, (ii) 27,169 shares of common stock issuable upon the settlement of restricted stock units (“RSUs”) within 60 days of March 31, 2022, (iii) 30,000 shares of common stock held by the Corey E. Thomas Irrevocable Trust of 2016, which is administered by an independent trustee, (iv) 218,748 shares of common stock held by Thomas Family Holdings LLC, of which Mr. Thomas is a manager and as such may be deemed to have voting and dispositive power over these shares and (v) 31,524 shares of common stock held by Ancore Foundation, Inc., of which Mr. Thomas is a director and as such, may be deemed to have shared voting and dispositive power over these shares.

(6)	Includes (i) 2,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022 and (ii) 17,779 shares of common stock issuable upon the settlement of RSUs within 60 days of March 31, 2022.

(7)	Includes 7,486 shares of common stock issuable upon the settlement of RSUs within 60 days of March 31, 2022.

(8)	Includes 9,259 shares of common stock issuable upon the settlement of RSUs within 60 days of March 31, 2022.

(9)	Includes 45,063 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022.

(10)	Includes 27,558 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022.

(11)	Includes 34,053 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022.

(12)	Includes 649,694 shares of common stock held by all of our current executive officers and directors serving as of March 31, 2022 as a group and 1,011,323 shares that all current executive officers and directors as a group have the right to acquire from us within 60 days of March 31, 2022 pursuant to the exercise of stock options and the settlement of RSUs. The beneficial ownership of Mr. Kalowski and Mr. Weiner was not included in this calculation as they were not executive officers as of March 31, 2022.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers as of the date of this Proxy Statement.

Name	Title
Corey Thomas	Chief Executive Officer and Chairman of the Board
Tim Adams	Chief Financial Officer
Andrew Burton	President and Chief Operating Officer
Christina Luconi	Chief People Officer
Biographical information for Mr. Thomas is presented above under the caption “Election of Directors—Continuing Directors.”
Tim Adams, age 62, has served as our Chief Financial Officer since January 2022. Prior to joining Rapid7, Mr. Adams served as the Chief Financial Officer of BitSight Technologies, Inc., a cybersecurity ratings company, from April 2020 to December 2021. Prior to BitSight, Mr. Adams served as Chief Financial Officer of ObsEva SA, from January 2017 to March 2020. Mr. Adams has served as a member of the board of directors, the nominating and corporate governance committee and the chair of the audit committee, of Model N, a public revenue management solutions company, since December 2016. He has also served on the board of directors of Intelycare, a private company in the healthcare workforce management sector, since October 2021. Mr. Adams began his career in public accounting at PricewaterhouseCoopers LLP, formerly Price Waterhouse. Mr. Adams holds a B.S. in accounting from Murray State University and an M.B.A. from Boston University.
Andrew Burton, age 49, has served as our Chief Operating Officer since October 2016 and President since February 2019. He joined Rapid7 in October 2015 as our Senior Vice President, IT Search in connection with our acquisition of Logentries. Mr. Burton received a B.S. in American Studies from Oregon State University, a Masters in Information Systems from University College, Dublin and an M.B.A. from Boston College.
Christina Luconi, age 53, has served as our Chief People Officer since January 2011. Ms. Luconi received a B.A. in psychology from the George Washington University and an M.S. in organizational administration from Boston University.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of our executive compensation program, philosophy and objectives, discusses our executive compensation policies and practices, and analyzes how and why the Compensation Committee of our Board (the “Compensation Committee”) arrived at specific compensation decisions for 2021 for our named executive officers.
Our named executive officers for 2021 are:

Name	Title
Corey Thomas	Chief Executive Officer and Chairman of the Board
Jeff Kalowski	Former Chief Financial Officer (1)
Andrew Burton	President and Chief Operating Officer
Christina Luconi	Chief People Officer
Lee Weiner	Chief Innovation Officer
(1) On November 23, 2021, the Board appointed Tim Adams as the Chief Financial Officer of the Company, effective as of January 3, 2022. Jeff Kalowski, our former Chief Financial Officer, retired from his role effective January 3, 2022 and continues to provide services in an advisory capacity. Although Mr. Adams is not a named executive officer for 2021, we have provided a summary of his initial compensation terms to the extent helpful to an understanding of our executive compensation program; please refer to the section entitled “—Employment Arrangements — Agreement with our New Chief Financial Officer.”
The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
Executive Summary
Rapid7 is advancing security with visibility, analytics, and automation delivered through our Insight Platform. Our solutions simplify the complex, allowing security teams to work more effectively with IT and development to reduce vulnerabilities, monitor for malicious behavior, investigate and shut down attacks, and automate routine tasks.
Summary of 2021 Business Highlights
Our executive compensation program is designed to align the compensation of our executive officers with our financial and operational performance on both an annual and multi-year basis in an effort to deliver meaningful long-term stockholder value creation. Our executive compensation actions and decisions should be viewed in the context of our financial and operational performance during 2021, as shown below:

•	Achieved annualized recurring revenue* of $599.0 million, an increase of 38% year-over-year, exceeding our ARR growth target.

•	Total revenue exceeded fiscal year 2021 guidance and was $535.4 million, an increase of 30% year-over-year; product revenue was $500.8 million, an increase of 31% year-over-year.
•	Ended 2021 with over 10,000 total customers, an increase of 18% year-over-year, and ARR per customer of approximately $58,300, an increase of 17% year-over-year**.

•	Full-year GAAP loss from operations was $(120.1) million and non-GAAP income from operations*** was $7.6 million.

•
Completed the strategic acquisition of IntSights Cyber Intelligence Ltd., a leading provider of cybersecurity threat intelligence, expanding our market opportunity and extending our Insight Platform XDR capabilities.

______________
* Annualized recurring revenue (“ARR”) is a financial measure that we define as the annual value of all recurring revenue related to contracts in place at the end of the period.

**ARR per customer and number of customers are based on the new customer count methodology provided at our virtual investor day on March 10, 2021.

***Non-GAAP income (loss) from operations (“Non-GAAP Operating Income”) is a non-GAAP financial measure, which represents the GAAP income (loss) from operations, excluding stock-based compensation expense, amortization of acquired intangible assets and certain other items, such as acquisition-related expenses and litigation-related expenses. A reconciliation of GAAP loss from operations to non-GAAP income (loss) from operations is set forth on Appendix A to this Proxy Statement.

Although total revenue, product revenue, ARR per customer, and number of customers are not metrics that were used to determine 2021 awards under our incentive compensation plans, we believe that these metrics are useful indicators of our ability to grow our business consistent with our annual operating plan and provide important context for our Compensation Committee's executive compensation decisions.
Total Stockholder Return
The following graph shows a comparison from December 31, 2016 through December 31, 2021 of the cumulative total return for an investment of $100 in our common stock, the Nasdaq Global Market and the Nasdaq Computer Index. Data for the Nasdaq Global Market and the Nasdaq Computer Index assume reinvestment of dividends.
The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Rapid7, Inc., the NASDAQ Global Market Composite Index
and the NASDAQ Computer Index

$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
12/16
12/17
12/18
12/19
12/20
12/21
Rapid7, Inc.
NASDAQ Global Market Composite
NASDAQ Computer

*$100 invested on 12/31/16 in stock or index, including reinvestment of dividends.
Fiscal year ending December 31.

Summary of 2021 Executive Compensation Actions
•We structured 96% of our Chief Executive Officer’s and an average of 94% of our other named executive officers’ target total direct compensation to be “performance-based,” in that their value is dependent on our measurable performance, consisting of an annual performance bonus opportunity and long-term equity incentives. Target total direct compensation consists of annual base salary, target annual performance bonus opportunity and the target grant date fair value of equity awards approved. The charts below show the pay mix of our Chief Executive Officer and, on average, our other named executive officers and the components of their pay for 2021:

CEO
4%
4%
92%
OTHER NAMED EXECUTIVE OFFICERS
6%
4%
90%
Base Salary (fixed cash)
Annual Performance Bonus (performance-based cash and equity)
Long-Term Equity (performance-based equity)

•We retained an independent third-party compensation consultant to provide comparable market analysis and to assist our Compensation Committee in assessing our executive compensation programs and making executive compensation decisions.
•We updated our peer group of comparable public companies, selected with the assistance of our independent compensation consultant, to inform our decision-making process and to assist in ensuring that our executive compensation program is positioned to be competitive relative to market dynamics and aligned with our business objectives at this stage of our development.
•We did not increase the base salaries or target bonuses of our named executive officers.
•We structured the target annual performance bonus opportunities to be dependent on meeting ambitious financial targets for total annualized recurring revenue and non-GAAP operating income to continue our commitment to our growth and profitability framework discussed at our investor day on March 10, 2021. Based on the strong performance of the Company and the significant overachievement of both these targets for 2021, our Compensation Committee approved bonus payments to our named executive officers representing 147.1% of their target annual performance bonus opportunities.
•We granted annual long-term equity incentive awards in the form of restricted stock unit awards and we also granted special retention restricted stock unit awards that vest over an extended five-year period to acknowledge the extraordinary efforts of our executive officers during the COVID-19 pandemic and to retain them to help us achieve critical business milestones over the long-term. The grant date fair value of our Chief Executive Officer’s annual restricted stock unit award was lower than in 2020 and his special retention award represented less than one-third the grant date fair value of his annual restricted stock unit award.
•In February 2022, based on shareholder feedback, we doubled the stock ownership guidelines for our Chief Executive Officer from 3x to 6x of his base salary.

Executive Compensation Policies and Practices
Our executive compensation program reflects our strong commitment to good governance practices with respect to executive compensation:

	WHAT WE DO		WHAT WE DON'T DO
✓	100% Independent Directors on the Compensation Committee.	✗
No Guaranteed “Single Trigger” Change in Control Payments; Change in Control Equity Vesting Benefits Are Structured to be “Double Trigger” or Limited to Acquiring Company Refusing to Assume or Continue Awards.

✓	Retain an Independent Compensation Advisor.	✗	Limited Perquisites.
✓	Review and Reevaluate Executive Compensation Annually.	✗	No Tax Reimbursements or Tax Gross Ups on Severance or Change in Control Payments.
✓	Structure a Significant Portion of Executive Compensation to be Performance-Based.	✗	No Special Executive Welfare or Health Benefits, or Retirement Plans That Are Not Available to Our Employees Generally.
✓	Tie Performance Bonus Opportunities to Corporate Objectives.	✗	No Guaranteed Salary Increases or Bonuses.
✓	Emphasize Long-Term Equity Incentives.	✗	No Short Sales or Hedging of Stock Ownership Positions and Transactions Involving Derivatives of Our Common Stock.
✓	Maintain Stock Ownership Guidelines for CEO and Directors.
✓	Establish Maximum Payout Amounts under the Bonus Plan and Require Threshold Level of Achievement for Payout with Respect to Each Performance Measure.
Commitment to Stockholder Engagement
Our Compensation Committee, lead independent director and management are committed to maintaining an active dialogue and engaging with our stockholders to understand their priorities and concerns related to executive compensation, corporate governance and ESG. Additionally, our Investor Relations team, along with our Chief Executive Officer and Chief Financial Officer, frequently engages with our stockholders throughout the year. At our 2021 Annual Meeting, 78% of our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2021 proxy statement.
As part of our ongoing stockholder engagement and in response to the support received for our director nominees and say-on-pay proposal at our 2021 Annual Meeting of Stockholders, we reached out to our largest stockholders in the second half of 2021 to gain a better understanding of their views regarding our executive compensation, corporate governance and ESG policies and practices. We reached out to stockholders representing approximately 65% of our issued and outstanding shares as of December 31, 2021. We engaged in substantive discussions with each of the stockholders that wanted to provide us with feedback at that time, which represented 25% of our issued and outstanding shares as of December 31, 2021. Members of our Compensation Committee, including the chair of our Compensation Committee and lead independent director, participated in some of these discussions, and a summary of the relevant compensation-related feedback was provided to our Compensation Committee and our Nominating and Corporate Governance Committee. Many of our stockholders with whom we held substantive discussions expressed general support for the Company’s executive compensation program, noting many positive aspects, including the transparency of our executive compensation disclosure. However, a few stockholders also provided feedback that they would prefer that (i) we implement higher stock ownership guidelines for our Chief Executive Officer and (ii) a portion of restricted stock unit awards granted to our named executive officers have vesting that is conditioned on the achievement of performance metrics (“PSUs”).
Our Board and Compensation Committee reviewed this stockholder feedback as part of its annual evaluation of our executive compensation and corporate governance framework. Our Compensation Committee took the following actions in response to the stockholder feedback:

•First, our Compensation Committee increased the current stock ownership guidelines for our Chief Executive Officer from 3x to 6x of his base salary. Our Chief Executive Officer is currently in compliance with the updated stock ownership guidelines based on his current stock holdings and restricted stock unit awards (and excluding stock options for purposes of meeting the guidelines).

•Second, the Compensation Committee commissioned our independent compensation consultant to undertake an analysis of peer company equity award practices and equity design considerations. This analysis showed that less than half of our peer group utilized PSUs. The Compensation Committee carefully considered the results of the analysis, evaluated potential PSU structures and reviewed our primary design objectives for delivering equity compensation, all in the context of our business strategy, our rapid growth and projected trajectory and our executives’ existing incentives. After such review, the Compensation Committee determined that at this time, our current delivery of equity compensation in the form of restricted stock units best serves our primary objectives to attract, retain and incentivize executives, aligns executive pay with our performance and the interests of our stockholders, and minimizes costs and implementation challenges. The Compensation Committee considers our restricted stock unit awards to be performance-based because they provide a return directly in line with our stock price performance and align our executive officers’ interests with those of our stockholders. For more information on why we grant restricted stock units, please refer to the section below entitled “2021 Executive Compensation Program—Long-Term Incentive Compensation”. The Compensation Committee will continue to evaluate, on at least an annual basis, the composition of equity awards.

Objectives, Philosophy and Elements of Executive Compensation
Our executive compensation program aims to achieve the following principal objectives:

•	attract, retain and reward highly qualified executives;

•	provide incentives that motivate and reward for achievement of our key performance goals that increase stockholder value over the long term;

•	align our executives’ interests with those of our stockholders; and

•	link pay to Company's performance.
Our executive compensation program generally consists of, and is intended to strike a balance among, three principal elements. The chart below includes these three elements, their principal features and rationale.

Compensation Element	Description	Purpose
Base Salary (fixed cash)	•Fixed component of pay that generally falls around the median of the market.	•Provides compensation for executive to perform job functions. •Provides financial stability and security.
Annual Performance Bonus (“at-risk” performance-based cash or equity)*
•Opportunity to earn annually.
•Tied to achievement of key corporate goals.
•Executives can earn 0-150% of their target award based on achievement of pre-established targets.
•Includes a threshold level of performance necessary for any payout and a reasonable cap on payment.
•Motivates and rewards for achievement of key drivers of our annual operating plan. •Provides tangible, achievable goals and reinforces key priorities of the organization.
Long-Term Incentives (“at-risk” performance-based equity)*	•Restricted stock unit awards, typically granted annually, that vest over four years, subject to continued employment on the vesting date.	•Vesting period assists with retention. •Aligns executives' interests with stockholder interests and changes in stockholder value over the long-term.
*We consider restricted stock units to be “at-risk” and performance-based because the value delivered is directly dependent on our stock price performance.
We also provide our executive officers with severance and change in control-related payment and benefits, as well as benefits available to all our employees, including retirement benefits under our Section 401(k) plan and participation in various employee health and welfare benefit plans.

We focus on providing a competitive compensation package to each of our executive officers that provides short-term and significant long-term incentives for the executive officers to drive the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
We do not have formal policies for allocating compensation among base salary, annual performance bonuses and equity awards, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, we historically have structured a significant portion of our named executive officers’ target total direct compensation so that it is comprised of performance-based bonus opportunities and long-term equity awards, in order to align our executive officers’ incentives with the interests of our stockholders and our corporate objectives.

How We Determine Executive Compensation
Role of our Compensation Committee, Management and the Board
The Compensation Committee is appointed by the Board to assist with the Board’s oversight responsibilities with respect to the Company’s compensation policies, plans and programs, administration of the Company’s equity plans and its responsibilities related to the compensation of the Company’s executive officers, senior management and non-employee directors, as appropriate. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding Committees of the Board of Directors—Compensation Committee” of this Proxy Statement. The Compensation Committee consists solely of independent members of the Board.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and determines the principal components of compensation (base salary, annual performance bonuses and equity awards) for our executive officers, including our named executive officers, on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as the Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers, but typically grants equity awards at a regularly scheduled meeting in the first quarter of the year and at the time of a new hire or promotion. The Compensation Committee reviews and approves the compensation and other terms of employment of the Chief Executive Officer and our other named executive officers and evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives.
The Compensation Committee works with and receives information and analyses from management, including within our legal, finance, and people strategy departments, and considers such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Chief Executive Officer evaluates executive officer performance and provides the Compensation Committee with these assessments, as well as with his recommendations and proposals regarding executive officer compensation and decisions affecting base salaries, annual performance bonuses, equity awards and other compensation-related matters, outside of the presence of any other named executive officers. However, the Compensation Committee retains the final authority to make all compensation decisions for our executive officers.
From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or Board meetings.
Members of management, including our Chief Executive Officer, may attend portions of our Compensation Committee’s meetings.
Our legal, finance, and people strategy departments work with our Chief Executive Officer to design and develop recommended compensation programs for our executive officers, including our named executive officers, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee.
Neither our Chief Executive Officer nor any other executive officers or other employees are present during deliberations of, or decisions regarding, their own compensation or compensation of other executive officers, with the exception of our Chief Executive Officer who may be present during deliberations regarding the compensation of our other executive officers.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee retained Compensia as its compensation consultant to aid it in making executive pay decisions for 2021. As part of its engagement, Compensia annually reviews and recommends updates as necessary to the group of peer companies the Compensation Committee uses as a reference in assessing the competitive market, making executive compensation decisions, evaluating current executive pay practices and considering different compensation programs to aid the Compensation Committee in making executive pay decisions for 2021. Compensia also conducted market research and analysis to assist the Compensation Committee in developing executive compensation levels, including appropriate salaries, target annual performance bonus opportunities and equity awards for our executive officers, including our named executive officers. Compensia also conducted a review of our non-employee director compensation policies and practices and peer analysis of stock ownership guidelines practices.
The Compensation Committee annually analyzes whether the work of Compensia as a consultant to the Compensation Committee has raised any conflict of interest, taking into account the following factors: (i) the fact that Compensia and its affiliates do not provide any services directly to our Company; (ii) the amount of fees paid to Compensia and its affiliates by our Company as a percentage of Compensia and its affiliates’ total revenue; (iii) Compensia’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Compensia or the individual compensation advisors employed by Compensia with any executive officer; (v) any business or personal relationship of the individual compensation advisors employed by Compensia with any member of our Compensation Committee; and (vi) any of our Company stock owned by Compensia or the individual compensation advisors employed by Compensia. Based on its analysis, our Compensation Committee determined that the work of Compensia and the individual compensation advisors employed by Compensia, does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.
Use of Competitive Market Compensation Data
The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for executive talent. Pursuant to the direction of the Compensation Committee, Compensia reviewed and updated the list of peer group companies utilized for 2020 compensation decisions in connection with assessing the compensation practices of the publicly traded companies with whom we compete for such talent.
In July 2020, Compensia proposed, and the Compensation Committee approved, an updated group of companies that would be appropriate peers based on our Company’s industry focus and size (based on revenues and market capitalization). Specifically, based on input from the Compensation Committee, this list consists of software industry companies that generally have one half to three times our revenue, and one third to three times our market capitalization, with consideration given to 12 month revenue growth rates, as well as product and business model similarities. The resulting peer group used by the Compensation Committee in making executive pay decisions for 2021 consisted of the following companies:

AppFolio, Inc.	Q2 Holdings, Inc.
Blackline, Inc.	Qualys, Inc.
Everbridge, Inc.	SailPoint Technologies Holdings, Inc.
Five9, Inc.	Tenable Holdings, Inc.
ForeScout Technologies, Inc.	Varonis Systems, Inc.
Mimecast Limited	Workiva Inc.
PagerDuty	Yext, Inc.
Proofpoint, Inc.	Zscaler, Inc.
The Compensation Committee, with the assistance of Compensia, used data drawn from public filings of the companies in our compensation peer group, as well as data from two custom data cuts drawn from the Radford Global Compensation Database, which included our 2021 peer group and 39 other U.S.-based software companies with revenues ranging from $200 million to $1.5 billion and market capitalization ranging from $1 billion to $18.8 billion (together, “market data”), to evaluate the competitive market when determining the 2021 total direct compensation packages for our named executive officers, including base salary, target annual bonus opportunities and long-term incentive compensation opportunities. Compensia prepared, and the Compensation Committee reviewed, a range of market data reference points (generally at the 25th, 50th and 75th percentiles of the market data) with respect to base salary, annual performance bonuses, equity awards (valued based on an approximation of grant date fair value), total target cash compensation (base salary and the target annual performance bonus opportunity) and target total direct compensation (total target cash compensation and equity compensation) with respect to each of our executive officers. The Compensation Committee did not target pay to fall at any particular percentile of the market data, but rather reviewed this market data as a helpful reference point in making 2021 compensation decisions. Competitive market data is only one of the factors that the Compensation Committee considers in making compensation decisions. The Compensation Committee also considers other factors as described below under “Factors Used in Determining Executive Compensation.”
In preparation for making 2022 compensation decisions, the Compensation Committee, with input from Compensia, updated its peer group to ensure the peer group remained closely aligned with the Company’s current industry focus, market size and employee headcount. Certain companies in the peer group for 2021 were replaced with companies that were more similar in industry and size primarily due to acquisitions or changes in their market capitalization of such 2021 peer group companies. Compensia recommended, and the Compensation Committee approved, the following companies as our peer group for 2022 executive compensation decisions:

AppFolio, Inc.	Q2 Holdings, Inc.
Anaplan, Inc.	Qualys, Inc.
Blackline, Inc.	SailPoint Technologies Holdings, Inc.
Everbridge, Inc.	Tenable Holdings, Inc.
Five9, Inc.	Varonis Systems, Inc.
Mimecast Limited	Workiva Inc.
PagerDuty	Yext, Inc.
Proofpoint, Inc.	Zscaler, Inc.
Factors Used in Determining Executive Compensation
The Compensation Committee sets the compensation of our executive officers, including our named executive officers, at levels it determines to be competitive and appropriate for each executive officer, using the professional experience and judgment of Compensation Committee members. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee believes executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration a variety of factors, including the following:

•	Company performance and existing business needs;

•	Each executive officer’s individual performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position, as well as the criticality of the skill set of the executive officer to the Company’s future performance;

•	The need to attract new talent to our executive team and retain existing talent in a highly competitive industry where we compete for top talent;

•	A range of market data reference points, as described above under “Use of Competitive Market Compensation Data”;

•	The total compensation cost and stockholder dilution from executive compensation actions;

•	A review of an executive officer’s total target and historical compensation and equity award holdings;

•	Internal pay equity relative to similarly situated executives;

•	Recommendations from an outside compensation consultant on compensation policy determinations for our executive officers;
•	Stockholder feedback;

•	Our Chief Executive Officer’s recommendations, based on his direct knowledge of the performance by each executive officer; and

•	Our Compensation Committee’s independent judgment.

2021 Executive Compensation Program
Base Salary
In February 2021, the Compensation Committee reviewed the base salaries of our executive officers, including our named executive officers. The Compensation Committee determined that it would be appropriate for each of our named executive officer's base salary levels to remain at the same level set in 2020, which are reflected in the table below:

Name	2021 Base Salary ($)
Corey Thomas	443,000
Jeff Kalowski	380,000
Andrew Burton	369,000
Christina Luconi	316,000
Lee Weiner	330,000
In determining 2021 base salaries, the Compensation Committee first assessed 2020 base salary levels against the market data provided by Compensia and each named executive officer’s annual performance, as well as recommendations from our Chief Executive Officer (except with respect to his own base salary) and the other factors described above under “Factors Used in Determining Executive Compensation.” The Compensation Committee determined that it was appropriate to maintain the base salary for each of the named executive officers at the same level as these were either at or below the 50th percentile of the market data, and to weigh more of their target total direct compensation to “at risk” pay that is dependent on Company performance in the form of equity award opportunities.
Annual Performance Bonus
The Rapid7, Inc. Executive Incentive Bonus Plan (the “Bonus Plan”) applies to certain key executive officers, including our named executive officers, that are selected by the Compensation Committee (the “Executives”). The Bonus Plan provides for the opportunity to earn bonuses based upon the attainment of certain corporate, financial and operational measures or objectives appropriate for the respective year (“Corporate Performance Goals”). Each Executive has a target annual performance bonus opportunity that corresponds to achievement of 100% of the Corporate Performance Goals. The Compensation Committee set threshold and maximum achievement levels for the Corporate Performance Goals and capped payout at a maximum of 150% of the Executive's target annual performance bonus opportunity. The Corporate Performance Goals and bonus formulas are adopted annually by the Compensation Committee and communicated to each Executive. The Corporate Performance Goals are measured at the end of each year after our financial statements have been prepared. If the Corporate Performance Goals are met, payments are made as soon as practicable following the end of each year, but not later than 74 days thereafter. Subject to the rights contained in any agreement between us and the Executive, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment.
With respect to amounts earned under the Bonus Plan for 2021 fiscal year performance, the Compensation Committee permitted Executives to elect to receive such payments in the form of fully-vested restricted stock units. Each of the named executive officers made this election, as further described below.
Target Annual Performance Bonus Opportunities. The 2021 target annual performance bonus opportunities under the Bonus Plan for our named executive officers were set as follows and there was no increase from the 2020 target annual performance bonus opportunities.

Target Bonus ($)
Corey Thomas	465,150
Jeff Kalowski	280,350
Andrew Burton	330,750
Christina Luconi	232,050
Lee Weiner	204,750
In determining 2021 target annual performance bonus opportunities, the Compensation Committee first assessed 2020 target annual performance bonus opportunities against the market data provided by Compensia and each named executive officer’s annual performance, as well as recommendations from Chief Executive Officer (except with respect to his own bonus) and the other factors described above under “Factors Used in Determining Executive Compensation.” The Compensation Committee determined that it was appropriate to maintain the target annual performance bonus opportunity for each of the named executive officers substantially at the same level as in 2020 as these were levels the Compensation Committee considered competitive with our peer companies, appropriate and incentivizing to our named executive officers.
Performance Goals and Bonus Structure. In February 2021, the Compensation Committee adopted the Corporate Performance Goals, targets and payout formula for 2021 annual performance bonus payments for the Executives under the Bonus Plan. These targets were intended to be rigorous in nature to incentivize the executive officers to execute against the Company's framework of balancing durable growth and scaling profitability. For 2021, 70% of the target annual performance bonus opportunity was based on the Company achieving target ARR for the year, and 30% was based on the Company achieving target Non-GAAP Operating Income for the year. The Compensation Committee believed that utilizing the ARR metric aligned with the primary driver of revenue growth and orientation of the Company and our sales compensation around ARR. In addition, the Compensation Committee believed that Non-GAAP Operating Income is useful to our stockholders, as a supplement to GAAP financial measures, in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance and allows for greater transparency with respect to metrics used by our management in its financial and operational decision-making. When the Compensation Committee set the target performance levels for the Corporate Performance Goals under the Bonus Plan in February 2021, the Compensation Committee intended to review such levels in the event of an acquisition by the Company. Accordingly, in July 2021, after the Company completed the acquisition of IntSights Cyber Intelligence Limited (“IntSights”), its largest acquisition to date, the target performance levels were updated by the Compensation Committee to include projected ARR and Non-GAAP Operating Income for the IntSights business for 2021. The Compensation Committee felt that this update was necessary (and anticipated) to ensure that our target Corporate Performance Goals continued to appropriately incentivize our executive officers to achieve challenging goals. As a result of the update, the ARR target performance level was increased to reflect the incremental growth contribution targets for IntSights and the target performance level for Non-GAAP Operating Income was decreased as a result of the incremental operating expense associated with IntSights earlier stage business.
Pursuant to the Bonus Plan, the Compensation Committee may adjust the ultimate annual performance bonus payments to the Executives, at its sole discretion, with input from our Chief Executive Officer (except as it relates to his own performance), based on the individual performance of each Executives. The Compensation Committee did not exercise any such discretion to adjust the Executive's payments under the Bonus Plan for 2021.

We achieved the target performance levels for the Corporate Performance Goals under the Bonus Plan as follows:

Corporate Performance Goal	Threshold, Target and Maximum Achievement Levels and Payout Formula(1)	Weight	Actual Achievement	Achievement Percentage of Target	Weighted Payout Percentage
Annualized Recurring Revenue	Threshold achievement: $544.4 million results in 50% payout funding Target achievement: $565.9 million results in 100% payout funding Maximum achievement: $584.4 million results in 150% payout funding	70%	$599.0 million(2)	150.0%	105.0%
Non-GAAP Operating Income	Threshold achievement: $769.0 thousand results in 50% payout funding Target achievement: $3.769 million results in 100% payout funding Maximum achievement: $8.519 million results in 150% payout funding	30%	$7.591 million(3)	140.3%	42.1%
Total					147.1%
(1) Payout funding is calculated linearly for achievement between the designated performance thresholds and maximums described for each Corporate Performance Goal.
(2) ARR is a financial measure that we define as the annual value of all recurring revenue related to contracts in place at the end of 2021.
(3) Non-GAAP Operating Income is a non-GAAP financial measure, which represents the GAAP income (loss) from operations, excluding stock-based compensation expense, amortization of acquired intangible assets and certain other items, such as acquisition-related expenses and litigation-related expenses.
As a result, the total amounts earned for each named executive officer under the Bonus Plan for 2021 were as follows:

Name	Bonus Amount Earned ($)	Bonus Amount Earned as % of Target Bonus
Corey Thomas	$684,236	147.1%
Jeff Kalowski	$412,395	147.1%
Andrew Burton	$486,533	147.1%
Christina Luconi	$341,346	147.1%
Lee Weiner	$301,187	147.1%

In February 2021, our Compensation Committee allowed the Executives to elect to receive their annual performance bonus payments under the Bonus Plan in fully vested restricted stock units, instead of cash, in order to further align the interests of our Executives with those of our stockholders. Each named executive officer elected to receive their annual performance bonus payment in fully vested restricted stock units. The number of fully-vested restricted stock units granted to the applicable named executive officer in satisfaction of the amount payable under the Bonus Plan was determined by dividing the earned performance bonus amount payable (expressed as a dollar value) by the closing price of our common stock on the date of grant pursuant to our 2015 Equity Incentive Plan.

The amount of fully vested restricted stock units awarded to our named executive officers is set forth below:

Name	Restricted Stock Unit Award in Lieu of Cash Bonus Payment (# shares)
Corey Thomas	6,985
Jeff Kalowski	4,210
Andrew Burton	4,967
Christina Luconi	3,485
Lee Weiner	3,075
Long-Term Incentive Compensation
In early 2021, in preparation for making 2021 equity compensation decisions, our Compensation Committee reviewed market data, including equity award practices of our peer companies, our named executive officers’ outstanding equity awards, including the retention value of unvested awards, our current business strategy and projected growth, as well as the other factors described above under “Factors Used in Determining Executive Compensation”. After careful review and consideration, the Compensation Committee determined that our 2021 equity awards for our executive officers, including our named executive officers, would be comprised solely of restricted stock unit awards.

The Compensation Committee believes that restricted stock units reward performance and deliver retention incentives over the long-term. Restricted stock units cover fewer shares than stock options to deliver a similar value to our executive officers and, as a result, enable us to minimize dilution to stockholders. The Compensation Committee considers restricted stock unit awards to be performance based because they provide a return directly in line with our stock price performance and align our executive officers’ interests with those of our stockholders. The Compensation Committee has considered the use of awards that vest based on pre-determined operational or market goals (“PSUs”) which are often favored by proxy advisory firms and some institutional investors. As part of its review, the Compensation Committee considered the use of PSUs and reviewed peer company data that indicated that less than half of our peer group utilized PSUs.

The Compensation Committee believes that restricted stock units are the form of equity compensation most appropriate for our executive officers at this time for the reasons described above. In addition, unlike PSUs, restricted stock units do not create incentives for inappropriate short-term risk-taking at the expense of realizing long-term value. Further, the Compensation Committee believes that we deliver a meaningful portion of compensation in the form of annual incentive compensation that is directly tied to, and incentivizes our executives to work towards, achievement of our key annual corporate goals. The Compensation Committee believes that for companies undergoing swift growth like our company, equity awards that vest based on pre-set long-term performance goals may not remain meaningful over the long-term to drive performance and deliver retention incentives and may not ultimately correlate to shareholder value creation.

In February 2021, the Compensation Committee approved annual equity awards consisting of four-year restricted stock unit awards for our executive officers, including our named executive officers. In determining the size of these grants, the Compensation Committee evaluated each executive officer’s target total direct compensation opportunity and took into account the competitive market data provided by Compensia as well as an evaluation of each individual executive officer’s responsibilities and performance, including the criticality of the executive officer to the future success of the Company. The Compensation Committee also took into account the recommendations of our Chief Executive Officer (except with respect to his own equity award) and the other factors described above under “Factors Used in Determining Executive Compensation”.

In addition, in February 2021, our Compensation Committee granted our named executive officers additional restricted stock units for both incentive and retention purposes. In granting these retention awards, the Compensation Committee took into consideration the success of our named executive officers in continuing to grow our business during the financial uncertainties resulting from COVID-19 pandemic and the ongoing challenges that it presented in 2020, which required them to assume additional responsibilities and develop creative responses to maintain our upward trajectory. We continued to achieve critical business milestones and grow our total revenue and ARR in an extremely volatile market, largely as a result of the efforts our named executive officers expended to strengthen our business in an ever-changing environment. Given these accomplishments and being sensitive to the ever-growing demand for experienced, capable executive talent, the Compensation Committee sought to both acknowledge our named executive officers’ efforts and to ensure that they would remain with the Company as we continued to navigate an uncertain future. Unlike our annual equity awards, these retention awards are intended to be one-time in nature and were structured with a five-year, rather than a four-year, vesting requirement. The Compensation Committee determined the size of the retention awards for each named executive officer in its discretion, based on its subjective assessment of individual efforts, criticality and retention considerations. Our President and Chief Operating Officer, Mr. Burton received the largest retention award based on his overall responsibility for our long-term performance and success and to ensure his compensation remained competitive. The size of the retention awards to each other named executive officer varied from one-quarter of, to approximately equal to, their annual grant.
The restricted stock unit awards granted to our named executive officers in February 2021 are set forth in the table below.

Name	Annual 4-Year RSU Award (# shares)	Retention 5-Year RSU Award (# shares)
Corey Thomas	81,693	24,756
Jeff Kalowski	49,511	24,756
Andrew Burton	47,036	47,036
Christina Luconi	17,329	12,378
Lee Weiner	29,707	7,427
Each of the annual and retention restricted stock unit awards vest in sixteen equal quarterly installments and twenty equal quarterly installments, respectively, with the first installment for each of the awards vesting on May 15, 2021, subject to the named executive officer’s continued service with us through each such vesting date.
The Compensation Committee intended for the 2021 retention restricted stock unit awards to be outside of our annual compensation program to serve the special retention purposes described above and does not plan to make such retention grants on a regular basis. In February 2022, the Compensation Committee approved regular annual restricted stock unit awards to each of our continuing named executive officers (Messrs. Thomas and Burton and Ms. Luconi) and did not grant special retention awards.
Other Features of Our Executive Compensation Program
Employment Arrangements
The initial terms and conditions of employment for each of our named executive officers and Mr. Adams are set forth in employment offer letters and employment agreements, as applicable. The terms of these letters and agreements are described in greater detail in the section titled “—Employment Arrangements—Agreements with our Named Executive Officers.” Each of our named executive officers and Mr. Adams is an “at-will” employee.
Severance and Change in Control Payments and Benefits
In 2017, we entered into written agreements with each of our named executive officers that supersede the terms of their severance and change in control terms set forth in their prior agreements with us, as applicable, except for Mr. Kalowski, whose severance and change in control terms are set forth in his employment agreement. Each of these severance agreements provides for severance payments and benefits (cash payments, payments for COBRA premiums and equity award acceleration) upon a termination of employment without cause or a resignation for good reason, either outside or inside the “Change in Control Period” (which is three months prior to or 12 months following a change in control transaction).  We do not provide any tax payments or “gross ups” in connection with a severance or change in control transaction.
The Compensation Committee approved these severance payments and benefits, after a review of competitive market data provided by Compensia, to ensure that the payments and benefits remain appropriately structured and at reasonable levels.  All change in control payments and benefits are structured to be payable only on a “double-trigger” basis, requiring a termination of employment without cause or a resignation by a named executive officer for “good reason” (each as defined in the applicable agreements) in connection with the change in control transaction, except that the vesting of equity awards for our named executive officers will be accelerated in connection with a change in control if they are not assumed by the acquirer.  The Compensation Committee believes that these severance protections are necessary to provide stability among our executive officers, important from a retention perspective, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty.  A more detailed description of our named executive officer severance and change in control payments and benefits is provided below under “Potential Payments upon Termination or Change in Control.”
Each of our named executive officers holds stock options and restricted stock unit awards under our equity incentive plans that were granted subject to our form of equity award agreements. A description of the termination and change of control provisions in such equity incentive plans and form of equity award agreements is provided below under “Potential Payments upon Termination or Change in Control.”
Section 401(k) Plan, ESPP, Welfare and Health Benefits
We maintain a defined contribution retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis (the “401(k) Plan”). Our matching contribution is 50% of employee contributions up to 6% of base salary and up to a $3,000 annual maximum match. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions and any employer contributions after one year of service. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, employer contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.
We also offer eligible employees, including our executive officers, the opportunity to purchase shares of our common stock at a discount under our 2015 Employee Stock Purchase Plan (the “ESPP”), which is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code. Pursuant to the ESPP, all eligible employees, including the eligible named executive officers, may allocate up to 15% of the participant’s gross earnings (as described in ESPP) for that year to purchase our stock at a 15% discount of the lesser of (i) the market value of our common stock at the beginning of each offering period and (ii) the market value of our common stock on the applicable purchase date, subject to specified limits.
In addition, we provide other health and welfare benefits to our executive officers, including the named executive officers, on the same basis as to all of our full-time employees. These benefits include, but are not limited to, medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. We do, however, pay the premiums for term life insurance and disability insurance, subject to certain limitations, for all of our employees, including our named executive officers. No named executive officer received perquisites and other personal benefits with an aggregate value equal to or exceeding $10,000 during 2021.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Tax and Accounting Implications
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to estimate and record an expense for each award of equity compensation (including stock options and restricted stock units) over the vesting period of the award.

Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Other Compensation Policies and Practices
Equity Awards Grant Delegation Policy
The Compensation Committee has delegated authority to our Chief Executive Officer to grant equity awards to our employees (other than our executive officers), subject to the terms and conditions of an equity awards grant delegation policy. Such awards may be granted on scheduled grant dates to newly-hired employees or to existing employees in connection with a promotion or in recognition of their contributions to the Company. In each instance, the policy provides for a limitation on the maximum size of any such awards and the total number of shares to be granted under such policy.
Prohibition on Hedging and Other Stock Trading Practices
We maintain an Insider Trading Policy that, among other things, prohibits all of our directors and employees, including our named executive officers, from engaging in short sales, hedging of their stock ownership positions and transactions involving derivative securities relating to our capital stock. Our Insider Trading Policy also prohibits trading during certain quarterly and certain special blackout periods. Further, we have adopted Rule 10b5-1 Trading Plan Guidelines that permit our directors and certain employees, including our named executive officers, to adopt the Exchange Act Rule 10b5-1 trading plans (“10b5-1 plans”). Under our 10b5-1 Trading Plan Guidelines, 10b5-1 plans may only be adopted or modified during an open trading window under our Insider Trading Policy and only when such individual does not otherwise possess material nonpublic information about the Company.
Stock Ownership Guidelines
Under our stock ownership guidelines effective for 2021, our Chief Executive Officer and the non-employee members of our Board were each required to beneficially own shares of our common stock with a value equal to at least three times their respective annual base salary or annual cash retainer, as applicable. We do not require our other executive officers, including our other named executive officers, to satisfy a minimum stock ownership requirements. As of the end of 2021, our Chief Executive Officer and the non-employee members of our Board have met, exceeded, or are on track to meet, these guidelines based on their current rate of stock accumulations (excluding any outstanding stock options) in the time frames set out in the guidelines.
In addition, in February 2022, in response to feedback from stockholders during our annual stockholder engagement program, our Compensation Committee increased the stock ownership guidelines for our Chief Executive Officer to six times of his annual base salary effective in 2022. Our Chief Executive Officer is currently in compliance with the updated stock ownership guidelines (excluding any outstanding stock options).
ANALYSIS OF RISKS PRESENTED BY OUR COMPENSATION POLICIES AND PROGRAMS
The Compensation Committee has reviewed our compensation policies and practices, in consultation with Compensia, to assess whether they encourage employees to take excessive or inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short-term and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, in February 2021, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation

Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; rather, it believes the mix of short-term compensation (in the form of base salary and annual performance bonuses, if any, which is based on a variety of performance factors and includes a cap on payout) and long-term compensation (in the form of restricted stock unit awards) in our executive compensation program prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders. In addition, our insider trading policy protects against short-term decision making. The Compensation Committee conducts an annual review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

Summary Compensation Table
The following table sets forth information regarding the compensation of our named executive officers as of December 31, 2021, in accordance with SEC rules.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Corey Thomas Chief Executive Officer	2021	443,000	10,188,202	—	3,000	10,634,202
	2020	443,000	7,965,974	324,858	3,000	8,736,832
	2019	375,000	4,821,600	407,453	4,000	5,608,053
Jeff Kalowski Former Chief Financial Officer	2021	380,000	7,063,898	—	3,000	7,446,898
	2020	380,000	3,279,512	195,633	3,000	3,858,145
	2019	363,000	1,928,640	208,926	4,000	2,504,566
Andrew Burton President and Chief Operating Officer	2021	369,000	8,923,286	—	3,000	9,295,286
	2020	369,000	3,279,512	231,290	3,000	3,882,802
	2019	365,000	3,214,400	294,955	4,000	3,878,355
Christina Luconi Chief People Officer	2021	316,000	2,945,487	—	3,000	3,264,487
	2020	316,000	1,639,786	162,079	3,000	2,120,865
	2019	285,000	1,687,560	146,532	4,000	2,123,092
Lee Weiner(4) Chief Innovation Officer	2021	330,000	3,596,570	—	3,000	3,929,570
	2020	330,000	1,967,732	143,242	3,000	2,443,974
	2019	330,000	2,189,810	184,347	4,000	2,708,157

(1)
Except as described below, this column reflects the aggregate grant date fair value for restricted stock unit awards granted during the year as measured pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 as stock-based compensation in our consolidated financial statements. The assumptions we used in valuing restricted stock unit awards are described in Notes 2(r) and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022 and do not necessarily correspond to the actual economic value recognized or that may be recognized by the named executive officers. For 2021, this column includes the right for each named executive officer to be granted fully-vested restricted stock unit awards in lieu of the cash incentive payable under our Bonus Plan that were earned for performance in 2021 but paid during the first quarter of 2022 (the “Bonus Plan RSUs”), with the amounts representing the fair value of the awards measured pursuant to ASC Topic 718 at the service inception date, based upon the target level of achievement, which was the then-probable outcome of performance. Assuming the highest level of achievement related to the Bonus Plan RSUs, the fair value of the awards would be $697,725 for Mr. Thomas, $420,425 for Mr. Kalowski, $496,125 for Mr. Burton, $348,075 for Ms. Luconi and $307,125 for Mr. Weiner. The restricted stock unit awards were granted on February 15, 2022, in respect of the following number of shares: Mr. Thomas: 6,985 shares; Mr. Kalowski: 4,210 shares; Mr. Burton: 4,967 shares; Ms. Luconi: 3,485 shares; and Mr. Weiner: 3,075 under the Bonus Plan. The number of restricted stock units was determined by dividing the earned cash incentive payable (expressed as a dollar value) by the closing price of our common stock on the date of grant pursuant to our 2015 Equity Incentive Plan. See “Compensation Discussion and Analysis — 2021 Executive Compensation Program — Annual Performance Bonus” above for a description of the material terms of the plan pursuant to which this compensation was awarded and the fiscal 2021 cash achievement for each named executive officer.

(2)
The amounts reported represent the aggregate annual performance-based cash incentive earned in fiscal 2020 and 2019 pursuant to the Bonus Plan, based upon the achievement of certain company metrics. For fiscal 2021, pursuant to the Bonus Plan and each named executive officer's election, the bonus awards were paid in Bonus Plan RSUs, instead of cash, as described above and reflected in the Stock Awards column of this table. For more information about our Bonus Plan, see “Compensation Discussion and Analysis – 2021 Executive Compensation Program – Annual Performance Bonus" above.

(3)	Represents matching contributions made under our Section 401(k) plan. See “Compensation Discussion and analysis — Employment Arrangements —401(k) Plan” above for further information.
(4)	Mr. Weiner ceased to be an executive officer following his appointment to lead the Company's Cloud Security group in August 2021.

Grants of Plan-Based Awards
The following table shows certain information regarding grants of plan-based awards during the fiscal year ended December 31, 2021 to our named executive officers.

Name	Grant Type		Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($) (4)
		Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
Corey Thomas	Annual RSU Grant	2/2/2021	—	—	—	81,693(3)	7,461,839
	Retention RSU Grant	2/2/2021	—	—	—	24,756(5)	2,261,213
	Annual Performance-Based Bonus Award	2/2/2021	232,575	465,150	697,725	—	465,150
Jeff Kalowski	Annual RSU Grant	2/2/2021	—	—	—	49,511(3)	4,522,335
	Retention RSU Grant	2/2/2021	—	—	—	24,756(5)	2,261,213
	Annual Performance-Based Bonus Award	2/2/2021	140,175	280,350	420,425	—	280,350
Andrew Burton	Annual RSU Grant	2/2/2021	—	—	—	47,036(3)	4,296,268
	Retention RSU Grant	2/2/2021	—	—	—	47,036(5)	4,296,268
	Annual Performance-Based Bonus Award	2/2/2021	165,375	330,750	496,125	—	330,750
Christina Luconi	Annual RSU Grant	2/2/2021	—	—	—	17,329(3)	1,582,830
	Retention RSU Grant	2/2/2021	—	—	—	12,378(5)	1,130,607
	Annual Performance-Based Bonus Award	2/2/2021	116,025	232,050	348,075	—	232,050
Lee Weiner	Annual RSU Grant	2/2/2021	—	—	—	29,707(3)	2,713,438
	Retention RSU Grant	2/2/2021	—	—	—	7,427(5)	678,382
	Annual Performance-Based Bonus Award	2/2/2021	102,375	204,750	307,125	—	204,750

(1)
The amounts set forth in the “Annual Performance-Based Bonus Award” rows are as of the service inception date of February 2, 2021, which preceded the grant date of February 15, 2022 for the Bonus Plan RSUs. For more information about our Bonus Plan, see “Compensation Discussion and Analysis – 2021 Executive Compensation Program – Annual Performance Bonus” above.

(2)
The amounts set forth in these columns represent the minimum, maximum and target bonus amounts for each named executive officer for the Bonus Plan RSUs as of the service inception date of February 2, 2021, and do not represent either additional or actual compensation earned by our named executive officers for the year ended December 31, 2021. Maximum amounts reported in this row under “Estimated Possible Payouts Under Equity Incentive Plan Awards” represent 150% of each named executive officer's target bonus, which is the maximum possible amount of cash that could have been paid to the executive under our Bonus Plan. Pursuant to the Bonus Plan and each named executive officer's election, the actual bonus awards were paid in fully-vested restricted stock units, instead of cash. As described above, each executive earned 147.1% of his or her target bonus amount and the Compensation Committee approved the restricted stock unit awards on February 1, 2022, granted effective February 15, 2022 and contingent upon the named executive officer's continued service through such date. For more information about our Bonus Plan, see “Compensation Discussion and Analysis – 2021 Executive Compensation Program – Annual Performance Bonus” above.

(3)
The restricted stock unit awards were granted pursuant to our 2015 Equity Incentive Plan. The shares of our common stock subject to the restricted stock unit awards vest over a four year period in 16 equal quarterly installments, with the first installment vesting on May 15, 2021, subject to the named executive officer’s continued service with us through each such vesting date. See “Compensation Discussion and Analysis – 2021 Executive Compensation Program - Long-Term Incentive Compensation.”

(4)
The dollar amounts in this column represent the aggregate grant date fair value of each restricted stock unit award, granted or awarded to our named executive officers in 2021 on the grant date, or in the case of the Bonus Plan RSUs, the service inception date. These amounts have been calculated in accordance with ASC Top 718. The assumptions we used in valuing these awards are described in Notes 2(r) and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 24, 2022 and do not necessarily correspond to the actual economic value recognized or that may be recognized by our named executive officers.

(5)	The restricted stock unit awards were granted pursuant to our 2015 Equity Incentive Plan. The shares of our common stock subject to the restricted stock unit awards vest over a five year period in 20 equal quarterly installments, with the first installment vesting on May 15, 2021, subject to the named executive officer’s continued service with us through each such vesting date. See “Compensation Discussion and Analysis – 2021 Executive Compensation Program - Long-Term Incentive Compensation.”

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2021.

	Option Awards(1)					Stock Awards(1)
Name	Grant Date(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Corey Thomas	2/2/2021	—	—	—	—	6,985(4)	822,065
	2/2/2021	—	—	—	—	66,375(5)	7,811,674
	2/2/2021	—	—	—	—	21,042(6)	2,476,433
	1/30/2020	—	—	—	—	74,014(7)	8,710,708
	1/31/2019	—	—	—	—	37,500(8)	4,413,375
	2/1/2018	—	—	—	—	10,938(9)	1,287,293
	1/31/2017	134,000	—	12.47	1/31/2027	—	—
	2/2/2016	200,000	—	12.98	2/2/2026	—	—
	2/4/2015	200,000	—	9.77	2/4/2025	—	—
	1/3/2013	365,715	—	5.05	1/3/2023	—	—
Jeff Kalowski	2/2/2021	—	—	—	—	4,210(4)	495,475
	2/2/2021	—	—	—	—	40,228(5)	4,734,433
	2/2/2021	—	—	—	—	21,042(6)	2,476,433
	1/30/2020	—	—	—	—	30,471(7)	3,586,132
	1/31/2019	—	—	—	—	15,000(8)	1,765,350
Andrew Burton	2/2/2021	—	—	—	—	4,967(4)	584,566
	2/2/2021	—	—	—	—	38,217(5)	4,497,759
	2/2/2021	—	—	—	—	39,980(6)	4,705,246
	1/30/2020	—	—	—	—	30,471(7)	3,586,132
	1/31/2019	—	—	—	—	36,000(8)	4,236,840
	2/1/2018	—	—	—	—	7,813(9)	919,512
	1/31/2017	2,500	—	12.47	1/31/2027	—	—
Christina Luconi	2/2/2021	—	—	—	—	3,485(4)	410,150
	2/2/2021	—	—	—	—	14,080(5)	1,657,075
	2/2/2021	—	—	—	—	10,521(6)	1,238,216
	1/30/2020	—	—	—	—	15,235(7)	1,793,007
	1/31/2019	—	—	—	—	13,125(8)	1,544,681
	2/1/2018	—	—	—	—	3,125(9)	367,781
Lee Weiner	2/2/2021	—	—	—	—	3,075(4)	361,897
	2/2/2021	—	—	—	—	24,137(5)	2,840,684
	2/2/2021	—	—	—	—	6,313(6)	742,977
	1/30/2020	—	—	—	—	18,283(7)	2,151,726
	1/31/2019	—	—	—	—	17,032(8)	2,004,496
	2/1/2018	—	—	—	—	6,250(9)	735,563

(1)	All of the option awards listed in the table above and granted before our initial public offering on July 22, 2015 were granted under our 2011 Stock Option and Grant Plan; all other option awards and all stock awards listed in the table above were granted under our 2015 Equity Incentive Plan.

(2)
The amounts related to the Bonus Plan RSUs described in footnote 4 below are as of the service inception date of February 2, 2021, which preceded the grant date of February 15, 2022 for Bonus Plan RSUs. For more information about our Bonus Plan, see “Compensation Discussion and Analysis – 2021 Executive Compensation Program – Annual Performance Bonus” above.

(3)	All of the option awards listed in the table above and granted before our initial public offering on July 22, 2015 were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board with the assistance of a third-party valuation expert; all option awards listed in the table above and granted after our initial public offering in July 2015 were granted with a per share exercise price equal to the closing market price of our common stock on The Nasdaq Global Market on the date of grant.

(4)
These shares represent restricted stock unit awards granted to each of our named executive officers in lieu of the cash incentive payable under our Bonus Plan for 2021 performance. The amount reported in the table is equal to the actual number of shares underlying the awards granted to our named executive officers, which was determined in February 2022 by dividing the amount earned under the Bonus Plan for 2021 performance (expressed as a dollar value) by the closing price of our common stock on the date of grant. On February 15, 2022, fully vested restricted stock unit awards were granted in the amounts set forth in the table and the shares underlying these awards were issued, net of shares withheld by the Company to satisfy tax withholding obligations. The dollar value set forth in the table is based on the actual number of shares granted times the closing market price of our common stock on The Nasdaq Global Market on December 31, 2021. For more information about our Bonus Plan, see “Compensation Discussion and Analysis – 2021 Executive Compensation Program – Annual Performance Bonus” above.

(5)	The restricted stock unit award vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2021, subject to the named executive officer's continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

(6)	The restricted stock unit award vests over a five year period in twenty equal quarterly installments, with the first installment vesting on May 15, 2021, subject to the named executive officer's continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

(7)	The restricted stock unit award vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2020, subject to the named executive officer's continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

(8)	The restricted stock unit award vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2019, subject to the named executive officer's continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

(9)	The restricted stock unit award vests over a four year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2018, subject to the named executive officer's continued service with us. See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

Option Exercises and Stock Vested in Fiscal Year 2021
The following table shows the number of shares of our common stock acquired and the aggregate value realized upon the exercise of stock options for our named executive officers during the year ended December 31, 2021. In addition, the table also shows the number of shares of our common stock acquired on vesting of restricted stock unit awards granted to our named executive officers and the aggregate value realized upon such vesting during the year ended December 31, 2021.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Corey Thomas	271,905	26,592,196	133,440	13,807,315
Jeff Kalowski	23,086	1,672,350	51,970	5,237,222
Andrew Burton	5,697	536,954	79,933	8,316,993
Christina Luconi	5,625	398,147	38,135	3,927,476
Lee Weiner	3,750	257,960	56,945	5,881,379

(1)	The value realized on exercise of the stock options is based on the difference between the closing market price of the shares of our common stock on the date of exercise and the applicable exercise price of those options and does not represent actual amounts received by our named executive officers as a result of the option exercises.

(2)	The value realized upon the vesting and settlement of restricted stock unit awards is based on the closing market price of the shares of our common stock on the date of settlement, and does not represent actual amounts received by our named executive officers as a result of the vesting of restricted stock unit awards.
Pension Benefits
None of our named executive officers participate, or have an account balance, in any qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our named executive officers participate in any nonqualified deferred compensation plan sponsored by us.

Employment Arrangements
Agreements with our Named Executive Officers
Below are written descriptions of our employment agreements or offer letters, as applicable, with each of our named executive officers, each of which is an at-will employee.
Corey Thomas. We entered into an employment agreement with Mr. Thomas in January 2013 setting forth the terms of his employment and subsequently modified certain of the provisions in his agreement related to accelerated vesting of equity awards in April 2016 and March 2017. Mr. Thomas receives an initial annual base salary, which was increased in January 2020 to $443,000. Mr. Thomas is also eligible to receive annual performance bonuses, pursuant to our Bonus Plan described above, with a target bonus of $465,150 for 2021. Mr. Thomas’ employment agreement, as amended, also provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Jeff Kalowski. We entered into an employment agreement with Mr. Kalowski in November 2016 setting forth the terms of his employment with us as our Chief Financial Officer, reporting to our Chief Executive Officer. Mr. Kalowski commenced employment as our Chief Financial Officer on January 9, 2017 and resigned as of January 3, 2022 and receives an annual base salary, which was increased in January 2020 to $380,000. Mr. Kalowski was also eligible to earn an annual performance bonus, pursuant to our Bonus Plan described above, with a target bonus of $280,350 for 2021. Mr. Kalowski’s agreement, as amended, also provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Andrew Burton. We entered into an employment offer letter agreement with Mr. Burton in October 2016, which replaced and superseded the prior offer letter dated October 6, 2015 between us and Mr. Burton covering his role as Senior Vice President, IT Search, and subsequently modified certain of the provisions in his agreement related to severance and change in control arrangements in March 2017. Pursuant to the terms of his agreement, Mr. Burton serves as our Chief Operating Officer, reporting to our Chief Executive Officer, and in February 2019 Mr. Burton was promoted to Chief Operating Officer and President. The agreement does not provide for a specified term of employment. Mr. Burton receives an annual base salary, which was increased in January 2020 to $369,000. Mr. Burton is also eligible to earn an annual performance bonus, pursuant to our Bonus Plan described above, with a target bonus of $330,750 for 2021. Mr. Burton’s employment offer letter agreement, as amended, also provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Christina Luconi. We entered into an employment offer letter with Ms. Luconi in November 2011 setting forth the terms of her employment and subsequently modified certain of the provisions in her agreement related to accelerated vesting of equity awards in April 2016 and March 2017. Ms. Luconi receives an annual base salary, which was increased in January 2020 to $316,000. Ms. Luconi is also eligible to earn annual performance bonuses, pursuant to our Bonus Plan described above, with a target bonus of $232,050 for 2021. We have also entered into an agreement with Ms. Luconi which provides for certain severance and change in control-related benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Lee Weiner. Mr. Weiner receives an annual base salary, which was increased in January 2020 to $330,000. Mr. Weiner is also eligible to earn an annual performance bonus, pursuant to our Bonus Plan described above, with a target bonus of $204,750 for 2021. We have also entered into an agreement with Mr. Weiner which provides for certain severance and change in control-related benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Agreement with our New Chief Financial Officer
Tim Adams. In connection with his appointment as Chief Financial Officer, effective January 3, 2022, we entered into an offer letter with Mr. Adams (the “Adams Offer Letter”) and an agreement which provides for his eligibility for certain severance and change in control-related benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.” Pursuant to the Adams Offer Letter, Mr. Adams receives an annual base salary of $390,000 and will be eligible to receive an annual performance bonus subject to our Bonus Plan described above, equal to 70% of Mr. Adams’ annual base salary. The Adams Offer Letter also provided for an initial award of 101,540 restricted stock units and a $250,000 one-time sign-on bonus, repayable to us if his employment terminates under certain circumstances during his first year of employment.

Potential Payments Upon Termination or Change in Control
We have entered into post-employment compensation arrangements with each of our named executive officers and Mr. Adams.
Corey Thomas. Pursuant to his employment agreement, as amended in April 2016 and March 2017, if Mr. Thomas’ employment with us ends due to his resignation for “good reason” or his termination of employment by us other than for “cause” and other than as a result of his death or disability (“Qualifying Termination”), he will be entitled to (1) continued payment of his base salary for 12 months following his termination of employment, (2) payment of premiums for continued health benefits under COBRA for up to 12 months and (3) a pro-rated portion of his target performance bonus for the year in which the termination of employment occurs; provided, however, if the Qualifying Termination occurs within three months prior to or 12 months following a change in control of our Company, Mr. Thomas will be entitled to (1) continued payment of his base salary for 18 months following his termination, (2) payment of premiums for continued health benefits under COBRA for up to 18 months, (3) a pro-rated portion of his target performance bonus for the year in which the termination of employment occurs and (4) accelerated vesting of all of his equity awards then outstanding on such date of termination of employment. In addition, in the event that any relevant equity award held by Mr. Thomas is not assumed or continued by our Company’s successor in a change in control, then all of the then unvested portion of such award(s) shall vest upon the closing of such change in control transaction. Mr. Thomas’ payments and benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor.
Jeff Kalowski. Pursuant to his employment agreement, in the event of a Qualifying Termination, Mr. Kalowski, during his tenure with us, was entitled to: (1) his then-current annual base salary, (2) any earned but unpaid pro-rated portion of his bonus as of the date of such termination of employment, (3) his target bonus amount for the fiscal year in which the termination of employment occurs, (4) payments in the amount equal to the monthly employer contributions for continued health benefits under COBRA for up to 12 months and (5) accelerated vesting of his equity awards then outstanding that would otherwise vest within six months of such date of termination of employment; provided, however, if the Qualifying Termination occurs within 90 days prior to or 12 months following a change in control of our Company, Mr. Kalowski will be entitled to: (1) an amount equal to 1.5 times the sum of (a) his then-current annual base salary and (b) his target bonus amount for the fiscal year in which the change in control occurs, (2) any earned but unpaid pro-rated portion of his bonus as of the date of termination of employment, (3) payments in the amount equal to the monthly employer contributions for continued health benefits under COBRA for up to 18 months and (4) accelerated vesting of all of his equity awards then outstanding on such date of termination of employment. Mr. Kalowski’s payments and benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor.
Andrew Burton. Pursuant to his offer letter agreement, as amended in March 2017, in the event of a Qualifying Termination, Mr. Burton will be entitled to: (1) continued payment of his base salary for nine months and (2) payment of premiums for continued health benefits under COBRA for up to nine months; provided, however, if the Qualifying Termination occurs within three months prior to or 12 months following a change in control of our Company, Mr. Burton will be entitled to (1) continued payment of his base salary for 12 months following his termination, (2) payment of premiums for continued health benefits under COBRA for up to 12 months, (3) a pro-rated portion of his target performance bonus for the year in which the termination of employment occurs and (4) accelerated vesting of all of his equity awards then outstanding on such date of termination of employment. In addition, in the event that any relevant equity award held by Mr. Burton is not assumed or continued by our Company’s successor in connection with a change in control, then all of the then unvested portion of such award(s) shall vest upon the closing of such change in control transaction. Mr. Burton’s payment or benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his offer letter agreement and signing a general release of claims in our favor.
Christina Luconi. On January 31, 2017, the Compensation Committee approved certain severance and change in control arrangements for certain of our executive officers, including Ms. Luconi. We entered into a severance and equity award vesting acceleration letter agreement with Ms. Luconi which provides that in the event of a Qualifying Termination, she will be entitled to (1) continued payment of her base salary for six months following her termination of employment and (2) payment of premiums for continued health benefits under COBRA for up to six months; provided, however, if the Qualifying Termination occurs within three months prior to or 12 months following a change in control of our Company, Ms. Luconi will be entitled to (1) continued payment of her base salary for 12 months following her termination, (2) payment of premiums for continued health benefits under COBRA for up to 12 months, (3) a pro-rated portion of her target performance bonus for the year in which the termination of employment occurs and (4) accelerated vesting of all of her equity awards then outstanding on such date of termination of employment. In addition, in the event that any relevant equity award held by Ms. Luconi is not assumed or continued by our Company’s successor in connection with a change in control, then all of the then unvested portion of such award(s) shall vest upon the closing of such change in control transaction. Ms. Luconi’s payments and benefits are conditioned, among other things, on her complying with her post-termination obligations set forth in her severance and equity award vesting acceleration letter agreement and signing a general release of claims in our favor.
Lee Weiner. On January 31, 2017, the Compensation Committee approved certain severance and change in control arrangements for certain of our executive officers, including Mr. Weiner. We entered into a severance and equity award vesting acceleration letter agreement with Mr. Weiner which provides that in the event of a Qualifying Termination, he will be entitled to (1) continued payment of his base salary for six months following his termination of employment and (2) payment of premiums for continued health benefits under COBRA for up to six months; provided, however, if the Qualifying Termination occurs within three months prior to or 12 months following a change in control of our Company, Mr. Weiner will be entitled to (1) continued payment of his base salary for 12 months following his termination of employment, (2) payment of premiums for continued health benefits under COBRA for up to 12 months, (3) a pro-rated portion of his target performance bonus for the year in which the termination of employment occurs and (4) accelerated vesting of all of his equity awards then outstanding on such date of termination of employment. In addition, in the event that any relevant equity award held by Mr. Weiner is not assumed or continued by our Company’s successor in connection with a change in control, then all of the then unvested portion of such award(s) shall vest upon the closing of such change in control transaction. Mr. Weiner’s payments and benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his severance and equity award vesting acceleration letter agreement and signing a general release of claims in our favor.
Tim Adams. In the event of a Qualifying Termination, Mr. Adams will be entitled to: (1) continued payment of base salary for six months following his termination of employment and (2) payment of premiums for continued health benefits under COBRA for up to six months; provided, however, if the Qualifying Termination occurs within three months prior to or 12 months following a change in control of our Company, Mr. Adams will be entitled to: (1) continued payment of his base salary for 12 months following his termination of employment, (2) payment of premiums for continued health benefits under COBRA for up to 12 months, (3) a pro-rated portion of Mr. Adams’ target performance bonus for the year in which the termination of employment occurs, and (4) accelerated vesting of all of Mr. Adams’ equity awards then outstanding on such date of termination of employment. In addition, in the event that any relevant equity award held by Mr. Adams is not assumed or continued by our Company’s successor in connection with a change in control, then all of the then unvested portion of such award(s) shall vest upon the closing of such change in control transaction. Mr. Adams’s payments and benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his severance and equity award vesting acceleration letter agreement and signing a general release of claims in our favor.
Equity Plan Terms. Each of our named executive officers hold equity awards under the terms of our 2015 Equity Incentive Plan and, for those awards granted prior to our initial public offering, our 2011 Stock Option and Grant Plan. The terms of such plans upon a termination or change in control transaction are summarized below; please refer to the plan documents filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022 for a complete description of the terms of such plans.
Under the terms of the 2015 Equity Incentive Plan and the 2011 Stock Option and Grant Plan, stock awards generally cease vesting and terminate upon the holder’s termination of service with us and options generally remain exercisable for a short period of time following the holder’s termination of service with us (generally ranging from three months to eighteen months depending on the type of termination), but in no event beyond the expiration of its original term.

In the event of certain specified significant corporate transactions, the Board (or its authorized committee) has the discretion to take any of the following actions with respect to stock awards granted under the 2015 Equity Incentive Plan:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our board of directors may deem appropriate or for no consideration; or

•	make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price or strike price otherwise payable in connection with the stock award.
We are not obligated to treat all stock awards under the 2015 Equity Incentive Plan, even those that are of the same type, in the same manner. Under the 2015 Equity Incentive Plan, a significant corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
The Board (or its authorized committee) may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability or settlement in the event of a change in control. Under the 2015 Equity Incentive Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets.
Under the 2011 Stock Option and Grant Plan, in the event of a sale event, the Board (or its authorized committee) has the discretion to arrange for the assumption or continuation of a stock award by the surviving or acquiring entity or for the substitution of the shares subject to the stock award for new stock awards or other awards with an equitable or proportionate adjustment as to the number and kind of shares and if appropriate, the per share exercise price, as we and the successor entity agree. In the event that a successor entity does not assume, continue or substitute stock awards, the stock awards shall terminate upon, or be forfeited immediately prior to, the effective time of the sale event. In addition to or in lieu of the foregoing, with respect to outstanding options that are exercisable or will become exercisable as a result of the sale event, the plan administrator may provide that the option must be exercised within a time period provided by the plan administrator otherwise such option shall either terminate outright at the time of the sale event or terminate in exchange for a cash payment equal to the excess of the value of the consideration payable per share of our common stock pursuant to the sale event times the number of shares subject to the stock options being cancelled over the aggregate exercise price of such vested options. If not assumed, continued or substituted, outstanding options that are not exercisable and will not become exercisable as a result of the sale event, and restricted shares and restricted stock units that will not become vested as a result of the sale event, will terminate or be forfeited upon the effective time of the sale event (in the event of forfeiture of restricted shares in connection with the sale event, we will repurchase such shares from the holder at a price equal to the lower of the original per share purchase price paid by the holder or the then current fair market value of the shares). If not assumed, continued or substituted, the plan administrator may make or provide for a cash payment to holders of restricted shares and restricted stock unit awards that will become vested as a result of the sale event in exchange for the cancellation of such stock awards in an amount equal to the value of the consideration payable per share of our common stock pursuant to the sale event times the number of shares subject to the stock awards that will vest.
Under the 2011 Stock Option and Grant Plan, a sale event is generally (1) our dissolution or liquidation, (2) the sale of all or substantially all of our assets, (3) consummation of a merger or consolidation after which the outstanding voting securities held by our stockholders immediately prior to the transaction represent less than a majority of the combined voting power of the outstanding voting securities of the surviving or acquiring entity after the transaction, (4) the acquisition of all or a majority of our outstanding voting stock by a person or group of persons or capital stock or (5) any other acquisition of our business, as determined by the plan administrator.
Incentive and Equity Compensation Plans
For more information on our current cash and equity incentive compensation programs and decisions regarding the grants of equity awards in 2021 for our named executive officers, see “Compensation Discussion and Analysis – 2021 Executive Compensation Program – Annual Performance Bonus” and “Compensation Discussion and Analysis – 2021 Executive Compensation Program – Long-Term Incentive Compensation.”
Summary of Estimated Amounts Payable upon a Termination or Change in Control
The following table shows estimated payments that would be made to each named executive officer in the event of a termination of employment under various termination situations, including following a change in control of the Company, assuming the applicable termination event occurred on December 31, 2021.

Name	Benefit	Termination Not in Connection with a Change in Control ($)(1)	Termination in Connection with a Change in Control ($)(2)	Change in Control Where the Acquirer Refuses to Assume ($)(3)
Corey Thomas	Cash Severance Payment	443,000	664,500	—
	Lump Sum Target Bonus Payment	465,150	465,150	—
	COBRA Payments	19,662	29,493	—
	Vesting Acceleration of Restricted Stock Units(4)	—	24,699,483	24,699,483
	Benefit Total	927,812	25,858,626	24,699,483
Jeff Kalowski	Lump Sum Cash Severance Payment	380,000	570,000	—
	Lump Sum Target Bonus Payment	280,350	420,525	—
	COBRA Payments	1,218	1,827	—
	Vesting Acceleration of Restricted Stock Units(4)	2,522,685	12,562,348	—
	Benefit Total	3,184,253	13,554,700	—
Andrew Burton	Cash Severance Payment	276,750	369,000	—
	Lump Sum Target Bonus Payment	—	330,750	—
	COBRA Payments	19,083	25,444	—
	Vesting Acceleration of Restricted Stock Units(4)	—	17,945,489	17,945,489
	Benefit Total	295,833	18,670,683	17,945,489
Christina Luconi	Cash Severance Payment	158,000	316,000	—
	Lump Sum Target Bonus Payment	—	232,050	—
	COBRA Payments	3,284	6,568	—
	Vesting Acceleration of Restricted Stock Units(4)	—	6,600,761	6,600,761
	Benefit Total	161,284	7,155,379	6,600,761
Lee Weiner	Cash Severance Payment	165,000	330,000	—
	Lump Sum Target Bonus Payment	—	204,750	—
	COBRA Payments	9,831	19,662	—
	Vesting Acceleration of Restricted Stock Units(4)	—	8,475,445	8,475,445
	Benefit Total	174,831	9,029,857	8,475,445

(1)
These benefits would be payable by us under each named executive officer’s individual agreement(s) if his or her employment is terminated without cause or if he or she resigns for good reason and such termination or resignation does not occur during the period within three months (or, with respect to Mr. Kalowski, within 90 days) prior to or 12 months following a change in control of the Company, subject to the respective named executive officer’s execution of an effective release and waiver of claims in favor of us, assuming such termination of employment took place on December 31, 2021.

(2)			These benefits would be payable by us under each named executive officer’s individual agreement(s) if his or her employment is terminated without cause or if he or she resigns for good reason and such termination or resignation occurs during the period within three month prior to or 12 months following a change in control of the Company, subject to the respective named executive officer’s execution of an effective release and waiver of claims in favor of us, assuming such termination of employment took place on December 31, 2021.

(3)			These benefits would be payable by us under each named executive officer’s individual agreement(s) if, in connection with a change in control of the Company, an equity award shall terminate and will not be assumed or continued by the acquiring company or substituted for a similar award of the acquiring company, assuming such change in control took place on December 31, 2021.

(4)
The value of the vesting acceleration of restricted stock unit awards is based on the closing market price of our common stock on December 31, 2021, which was $117.69 multiplied by the number of unvested restricted stock unit award shares subject to acceleration.

CEO Pay Ratio
Under SEC rules, we are required to provide a reasonable estimate of the ratio of the annual total compensation of Mr. Thomas, our Chief Executive Officer, to the median of the annual total compensation of our other employees. For our last completed fiscal year, which ended December 31, 2021:

•
The median of the annual total compensation of all of our employees (other than Mr. Thomas), including employees of our consolidated subsidiaries, was approximately $142,145. This annual total compensation is calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, and reflects, among other things, salary and bonus earned and aggregate “grant date fair value” of RSU awards granted during 2021.

•	Mr. Thomas' annual total compensation for 2021, as reported in the Summary Compensation Table included in this Proxy Statement, was $10,634,202.

•	Based on the above, for fiscal 2021, the ratio of Mr. Thomas' annual total compensation to the median of the annual total compensation of all employees was approximately 75 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.
The methodology, including any material assumptions, adjustments and estimates, we used to calculate the pay ratio is described below.

•
For purposes of the pay ratio calculation, we included all of our full-time, part-time and temporary employees globally as of December 31, 2021. Our workforce consisted of 2,396 employees (including individuals employed by our consolidated subsidiaries), 1,539 of whom were U.S. employees, and 857 (or approximately 36% of our total employee population as of December 31, 2021) of whom were located outside of the United States.

•
To identify the median employee from the employee population described above, we determined the sum of each employee's (i) annual base salary as of December 31, 2021 (calculated as annual base pay using a reasonable estimate of hours worked during 2021 for hourly employees and using annual base salary for our remaining employees), plus (ii) earned annual cash incentive bonus or commission, as applicable, for fiscal 2021, plus (iii) aggregate grant date fair value of equity awards (as determined in accordance with footnote 1 of the 2021 Summary Compensation Table) granted in fiscal 2021. Permanent employees who joined in 2021 were assumed to have worked for the entire year, and thus we annualized the pay of such new hires. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of all of our employees. Compensation paid in foreign currency was converted to U.S. dollars using a spot exchange rate on December 31, 2021. In determining the median compensated employee, we did not make any cost of living adjustments to the compensation paid to any employee outside of the U.S.

Once we identified our median employee, we calculated the median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median annual total compensation disclosed above. With respect to Mr. Thomas' annual total compensation, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table.

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation earned for service on the Board during the year ended December 31, 2021 by our directors who were not also our employees. Corey Thomas, our Chief Executive Officer, is also a member of the Board, but does not receive any additional compensation for his service as a director. Mr. Thomas' compensation is described under “Executive Compensation” above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Michael Berry	55,000	174,998(3)	229,998
Marc Brown	70,000	174,998(3)	244,998
Judy Bruner	42,500	174,998(3)	217,498
Benjamin Holzman	42,500	174,998(3)	217,498
Christina Kosmowski	54,938	174,998(3)	229,936
J. Benjamin Nye	70,500	174,9983)	245,498
Tom Schodorf	70,000	174,998(3)	244,998
Reeny Sondhi(4)	42,500	149,079(5)	191,579

(1)
This column reflects the aggregate grant date fair value for restricted stock unit awards granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our financial statements. The assumptions we used in valuing restricted stock unit awards are described in Notes 2(r) and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022.

(2)
The table below shows the aggregate number of shares of our common stock subject to outstanding unvested restricted stock unit awards and outstanding unexercised stock option awards for each of our non-employee directors as of December 31, 2021:

Name		Stock Awards (#)	Option Awards (#)
Michael Berry		1,985	—
Marc Brown		1,985	45,063
Judy Bruner		1,985	—
Benjamin Holzman		1,985	27,558
Christina Kosmowski		3,908	—
J. Benjamin Nye		1,985	27,558
Tom Schodorf		1,985	34,358
Reeny Sondhi		5,547	—

(3)
Represents the grant date fair value associated with a restricted stock unit award covering 1,985 shares of our common stock. The restricted stock unit award vests in full on the earlier of: (i) the date of our next annual meeting of stockholders held after June 10, 2021 or (ii) the first anniversary of June 10, 2021, in each case subject to the grantee's continued service with us through the applicable vesting date.

(4)	Ms. Sondhi was appointed to the Board effective as of August 4, 2020.
(5)
Represents the grant date fair value associated with a restricted stock unit award covering 1,691 shares of our common stock. The restricted stock unit award vests in full on the earlier of: (i) the date of our next annual meeting of stockholders held after June 10, 2021 or (ii) the first anniversary of June 10, 2021, in each case subject to the grantee's continued service with us through the applicable vesting date.

Non-Employee Director Compensation Policy
Overview
Our directors play a critical role in guiding our strategic direction and overseeing management. The Compensation Committee reviews pay levels for our non-employee directors on an annual basis with assistance from its compensation consultant, Compensia, which prepares a comprehensive assessment of our non-employee director compensation program. Such assessment includes comparing our current director compensation against competitive market practices using the same compensation peer group used for executive compensation purposes and an update on recent trends in director compensation. Following such review, the Board, upon recommendation of the Compensation Committee, approves any updates to the non-employee director compensation policy.
Non-Employee Director Compensation Policy
The Board has adopted a director compensation policy for our non-employee directors, which was most recently amended by the Board in February 2019 upon recommendation by the Compensation Committee. Non-employee directors receive a combination of cash and equity compensation under this policy. The Compensation Committee periodically evaluates the compensation for non-employee directors with the assistance of Compensia, taking into consideration compensation paid by the Company’s 2021 peer group. The description below reflects the director compensation policy in place for 2021.
Cash Compensation
Under the policy, each non-employee director receives an annual board service retainer of $35,000. The Chairman of the Board and the lead independent director, each receive an additional annual board service retainer of $20,000. The chair of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive additional annual committee chair service retainers of $20,000, $12,000 and $7,500, respectively. Other members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive additional annual committee service retainers of $7,500, $5,000 and $3,500, respectively. Each member of the Operations Committee receives an additional annual cash retainer of $30,000. The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the Board service occurs, pro-rated for any partial quarters of service.
Reimbursement of Expenses
We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board or any committee of the Board in accordance with our policy.
Equity Compensation
In addition to cash compensation, each non-employee director is eligible to receive restricted stock unit awards as described below under our 2015 Equity Incentive Plan.
Each non-employee director who is first elected or appointed to the Board is automatically granted an initial one-time restricted stock unit award having an aggregate grant date fair value of $350,000, which vests in three substantially equal annual installments on each of the first three anniversaries of the date of grant, provided that the applicable non-employee director is, as of such vesting date, then a director of our Company.
In addition, each continuing non-employee director as of the date of the annual meeting is automatically, on the date of each Annual Meeting of Stockholders, granted a restricted stock unit award having an aggregate grant date fair value of $175,000, which vests in full on the earlier of the first anniversary of such grant date or the date of the next annual stockholders’ meeting, provided that the applicable non-employee director is, as of such vesting date, then a director of our Company. Any such annual award shall be pro-rated for a non-employee director who has served on the Board for less than one full year at the time of grant.
Any equity awards granted to a non-employee director pursuant to this policy that are subject to vesting will become fully vested upon a change in control of the Company as long as such director is providing continuous service as of the date of such change in control.
Director Compensation Limits
Director compensation limits that are in place may not be increased without shareholder approval. Under the terms of the 2015 Equity Incentive Plan, non-employee directors may not receive in one calendar year more than (i) 55,000 shares of our common stock or (ii) such number of shares of our common stock that has a total value on the grant date equal to $750,000, whichever is greater.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2011 Stock Option and Grant Plan	662,226	$6.95	—(2)
2015 Equity Incentive Plan	3,528,038	$14.08	2,973,352(3)
2015 Employee Stock Purchase Plan	—(4)	—	2,125,686(5)
Equity compensation plans not approved by security holders(6)			129,617
Total	4,190,264	$10.74	5,228,305

(1)	The weighted-average exercise price does not reflect the shares of our common stock that will be issued in connection with the settlement of restricted stock unit awards, which have no exercise price.

(2)	No further grants were made under the 2011 Stock Option and Grant Plan after the completion of our initial public offering on July 22, 2015.

(3)	The number of shares of our common stock reserved for issuance under the 2015 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. Pursuant to the terms of the 2015 Equity Incentive Plan, an additional 2,307,800 shares were added to the number of available shares effective January 1, 2022.

(4)	Does not include purchase rights accruing under the 2015 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the applicable purchase period.

(5)	The number of shares of our common stock reserved for issuance under the 2015 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 1,000,000 shares of our common stock or (iii) a lesser number of shares determined by the Board. Pursuant to the terms of the 2015 Employee Stock Purchase Plan, an additional 576,950 shares were added to the number of available shares effective January 1, 2022.

(6)	On October 8, 2015, the Compensation Committee adopted amendments to the 2015 Equity Incentive Plan to provide for the issuance of up to 1,500,000 shares of our common stock as “inducement awards” in accordance with Rule 5635(c)(4) of the Nasdaq Listing Standards, which we refer to as the “Inducement Award Subplan.” The Inducement Award Subplan was adopted without stockholder approval in reliance on the exception for “inducement awards” provided by Rule 5635(c)(4) of the Nasdaq Listing Standards.

TRANSACTIONS WITH RELATED PERSONS
Related-Person Transactions Policy and Procedures
We have a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions.
For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. In addition, a transaction, arrangement or relationship in which a related person’s participation is solely due to the related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship shall not be considered a related person transaction under our policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.
In considering related-person transactions, the Audit Committee, or other independent body of our Board, takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the availability of other sources for comparable services or products and (d) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.
Certain Related-Person Transactions
Except as described below, there have been no transactions since January 1, 2021 in which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We have also obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

Investors’ Rights Agreement
We are a party to an investors’ rights agreement with Mr. Thomas. The investors’ rights agreement, among other things, grants Mr. Thomas specified registration rights with respect to shares of our common stock held by him.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Rapid7, Inc., Attn: Corporate Secretary, 120 Causeway Street, Boston, Massachusetts 02114 or call us at 1-617-247-1717. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,
Raisa Litmanovich
General Counsel and Corporate Secretary
April 21, 2022

A copy of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, is available without charge upon written request to: Rapid7, Inc., Attn: Corporate Secretary, 120 Causeway Street, Boston, Massachusetts, 02114.

APPENDIX A
Reconciliation of Non-GAAP Financial Measures
In this Proxy Statement, we provide non-GAAP income from operations, which is a non-GAAP financial measure that represents GAAP loss from operations, excluding stock-based compensation expense, amortization of acquired intangible assets and certain other items, such as acquisition-related expenses, and litigation-related expenses. The following table reconciles GAAP loss from operations to non-GAAP income from operations for each of the periods indicated:

	Year Ended December 31,
	2021	2020

GAAP loss from operations	$(120,065)	$(74,099)
Stock-based compensation expense	102,579	63,888
Amortization of acquired intangible assets	17,305	9,138
Acquisition-related expenses	7,211	1,343
Litigation-related expenses	569	1,762
Non-GAAP income from operations	$7,599	$2,032

RAPID7 VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 P.M., Eastern Time, on June 8, 2022.

Online
Go to **www.envisionreports.com/RPD** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone phone. Standard rates will apply.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Michael Berry	☐	☐	02 - Marc Brown	☐	☐	03 - Christina Kosmowski	☐	☐
04 - J. Benjamin Nye	☐	☐	05 - Reeny Sondhi	☐	☐	06 - Corey Thomas	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03LU2B

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/RPD

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Rapid7, Inc.

2022 Annual Meeting of Stockholders on June 9, 2022

This Proxy is Solicited on Behalf of the Board of Directors of Rapid7, Inc.

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the Annual Meeting of Stockholders of Rapid7, Inc. and hereby appoint(s) Corey Thomas and Tim Adams, or any of them, as proxies of the undersigned each with the full power of substitution, and hereby authorizes them, or any of them, to represent and vote all of the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2022 Annual Meeting of Stockholders of Rapid7, Inc. to be held virtually at 10:00 a.m. Eastern Time on June 9, 2022 via the internet at meetnow.global/MZZTQDM, and any postponement or adjournment thereof. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXYHOLDERS WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐